UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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VCAMPUS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VCAMPUS CORPORATION
1850 Centennial Park Drive, Suite 200
Reston, Virginia 20191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2006

To the stockholders of VCampus Corporation:

You are invited to attend the annual meeting of stockholders of VCampus Corporation, a Delaware corporation (“VCampus”), to be held at our offices at 1850 Centennial Park Drive, Suite 200, Reston, Virginia on Thursday, May 25, 2006 at 11:00 a.m., for the following purposes:

1.                 To elect a board of directors;

2.                 To approve the VCampus Corporation 2006 Equity Incentive Plan;

3.                 To approve the $2.3 million Series A-1 Preferred Stock financing completed in December 2005, including the issuance in full of all shares of common stock issuable in connection therewith.

4.                 To approve the $2.3 million Series B-1 Preferred Stock financing completed in March 2006, including the issuance in full of all shares of common stock issuable in connection therewith.

5.                 To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 36,000,000 shares to 50,000,000 shares;

6.                 To ratify the appointment of Reznick Group, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

7.                 To act upon such other matters as may properly come before the meeting or any adjournment thereof.

The foregoing items are more fully described in the attached proxy statement.

The Board of Directors has fixed the close of business on April 5, 2006 as the record date to determine the stockholders entitled to notice of and to vote at the meeting or any adjournment. You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed. You may vote in person at the meeting, even if you returned a proxy.

Our proxy statement and proxy are submitted herewith along with our Annual Report on Form 10-K for the year ended December 31, 2005.

IMPORTANT—YOUR PROXY IS ENCLOSED

Whether or not you plan to attend the meeting, we urge you to execute and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors
Narasimhan P. Kannan, Chief Executive Officer and Chairman of the Board
Reston, Virginia April 24, 2006

VCAMPUS CORPORATION
1850 Centennial Park Drive, Suite 200
Reston, Virginia 20191

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
May 25, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors of VCampus Corporation for use at our annual meeting of stockholders to be held at our executive offices at 1850 Centennial Park Drive, Suite 200, Reston, Virginia at 11:00 a.m. on Thursday, May 25, 2006, and any adjournments thereof.

We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra pay, might solicit proxies personally or by telephone. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

Copies of this proxy statement and accompanying proxy card were mailed to stockholders on or about April 25, 2006.

Revocability of Proxies

You have the power to revoke your proxy at any time before it is voted by giving a later proxy or written notice to us (Attention: Corporate Secretary), or by attending the annual meeting and voting in person.

Voting

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

(1)         FOR electing the nominees for director identified below;

(2)         FOR approving the VCampus Corporation 2006 Equity Incentive Plan;

(3)         FOR approving the $2.3 million preferred stock financing completed in December 2005;

(4)         FOR approving the $2.3 million preferred stock financing completed in March 2006;

(5)         FOR approving an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock;

(6)         FOR ratifying the appointment of Reznick Group, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

(7)         IN THE DISCRETION of the proxies with respect to any other matters properly brought before the stockholders at the annual meeting.

Record Date and Shares Outstanding

Only the holders of record of our common stock and Series A-1 Preferred Stock at the close of business on the record date, April 5, 2006, are entitled to notice of and to vote at the annual meeting, except that pursuant to Nasdaq Marketplace Rules none of the 2,342 shares of Series A-1 Preferred Stock issued pursuant to the financing described in Proposal No. 3 can be voted with respect to Proposal No. 3. On the record date, 9,669,456 shares of common stock, 2,342 shares of Series A-1 Preferred Stock and 2,300 shares of Series B-1 Preferred Stock were outstanding. Stockholders will be entitled to one vote for each share of common stock held as of the record date and approximately 1,639 votes (based on the conversion price of $0.61 per share on the record date) for each share or Series A-1 Preferred Stock held as of the record date. The Series B-1 Preferred Stock is non-voting. For information on ownership of our stock by management and 5% stockholders, see the Principal Stockholders table under “Other Information” beginning on page 26.

Deadline for Receipt of Stockholder Proposals

Stockholders having proposals that they desire to present at next year’s annual meeting of stockholders should, if they desire that such proposals be included in our proxy statement relating to that meeting, submit their proposals in time to be received by us not later than January 2, 2007. To be so included, all such submissions must comply with the requirements of our Bylaws and Rule 14a-8 promulgated under the Exchange Act and the Board of Directors directs your close attention to that Rule. No stockholder proposals were received for consideration at our 2006 annual meeting of stockholders. In addition, management’s proxy holders will have discretion to vote proxies given to them on any stockholder proposal at the annual meeting of which we do not have notice prior to March 19, 2007. Proposals may be mailed to the Corporate Secretary, VCampus Corporation, 1850 Centennial Park Drive, Suite 200, Reston, Virginia 20191.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Our Bylaws provide that the number of directors constituting the Board of Directors shall be no less than four nor greater than nine. The number of directors is currently four. However the number to be elected at the meeting shall be only three. Our nominating committee has nominated three candidates for election to the Board at the meeting and is pursuing candidates to fill the fourth board seat being vacated by Mr. Sears. Therefore, three directors are to be elected to serve for one year, until the election and qualification of their successors, and it is intended that proxies, except as directed otherwise, will be voted FOR all of the committee’s nominees named below. If any such nominee is unable or declines to serve as a director at the time of the meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. We do not anticipate that any nominee listed below will be unable or will decline to serve as a director. None of the directors or nominees is related by blood, marriage or adoption to any other nominee or any of our executive officers. Proxies cannot be voted for more persons than the number of nominees named. Under our Bylaws, stockholders desiring to nominate a person for election at the meeting were required to give notice to us by April 6, 2006. Because no timely notice has been received, stockholder nominations will not be permitted for this year’s meeting.

Name	Age	Director Since
Narasimhan P. Kannan	57	1984
Edson D. deCastro	67	1994
Martin E. Maleska	62	2001
Director not standing for re-election
John D. Sears	51	1998

Narasimhan “Nat” P. Kannan has served as our Chairman of the Board of Directors since he founded the Company in 1984. He resumed the Chief Executive Officer position in December 2002, a position he formerly held from 1984 to 2000. Prior to founding VCampus, he co-founded Ganesa Group, Inc., a developer of interactive graphics and modeling software, in 1981. He also served as a consultant to Booz Allen and Hamilton, Inc., the MITRE Corporation, The Ministry of Industry of the French Government, the Brookhaven and Lawrence Livermore National Laboratories, the White House Domestic Policy Committee on Energy and Control Data Corporation. He holds a B.S. in Engineering from the Indian Institute of Technology in Madras, India, and he performed advanced graduate work in business and engineering at Dartmouth College.

Edson D. deCastro has been a director since 1994. From June 1995 to January 1997 Mr. deCastro served as Chief Executive Officer of Xenometrix, Inc. and served as its Chairman from 1992 until November 1997. Mr. deCastro was the founder of Data General Corporation and served as its Chief Executive Officer from 1968 to 1990. From January 1990 to June 1995, Mr. deCastro was an independent contractor. Mr. deCastro now works as a consultant. Mr. deCastro also serves on the boards of directors of Avax Technologies, Inc. and Healthgate Data Corp., both public companies, and of several private early-stage technology companies. He holds a B.S. in Electrical Engineering from the University of Lowell.

Martin E. Maleska has been a director since February 2001. Since August 2004, he has been a partner in a firm (Riverside Partners) focused on advising private equity firms on investment strategies. Prior to August 2004, he was the President and Chief Executive Officer of the Business Information Group at Primedia Inc. and before that he served as Managing Director of Veronis Suhler Stevenson, a media-

oriented merchant bank, beginning in January 1999. Prior thereto, Mr. Maleska served as President of Simon & Schuster’s International and Professional Group. Mr. Maleska holds a B.S. in Chemistry from Fordham University and an M.B.A. in Finance from New York University.

Director Not Standing for Re-election

John D. Sears has been a director since 1998, but is not standing for re-election at the meeting. He has been employed in various executive capacities by Apollo Group, Inc. since 1987, currently serving as President of the College for Financial Planning in Denver, Colorado. Mr. Sears holds a B.A. from the University of Notre Dame and a Masters in Business Administration from the University of Denver.

Vote Required

The three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as our directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other effect under Delaware law. However, because directors are elected by a plurality vote, abstentions in the election of directors have no effect once a quorum exists. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or “street” name will be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, even if such shares are not voted in matters where discretionary voting by the broker is not allowed (“broker non-votes”). Withheld votes and broker non-votes, if any, are not treated as votes cast and therefore, will have no effect on the proposal to elect directors.

The Board of Directors has unanimously approved and recommends that stockholders vote “FOR” the election of the nominees listed above.

CORPORATE GOVERNANCE MATTERS

Director Independence and Board Composition

Our Board is currently composed of four directors, three of whom our Board has determined to be independent within the meaning of Nasdaq Marketplace Rules. These three directors are Messrs. Sears, deCastro and Maleska. As part of such determination of independence, our Board has affirmatively determined that none of these three directors has a relationship with VCampus that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. Mr. Kannan, our President and Chief Executive Officer, is the only member of management serving as a director. The Nominating Committee is currently seeking a candidate to replace Mr. Sears as the third independent director in accordance with Nasdaq Marketplace Rules.

Our bylaws provide that the number of directors constituting the Board of Directors shall not be less than four nor more than nine, and the exact number of directors may be fixed or changed, within this range, by resolution adopted by the affirmative vote of a majority of the directors then in office.

Board Meetings and Committees

The business of the Company is conducted under the general management of the Board of Directors as provided by the laws of Delaware and the Bylaws of the Company. During the fiscal year ended December 31, 2005, the Board of Directors held five formal meetings, excluding actions by unanimous written consent. Each member of the Board attended at least 75% of the fiscal 2005 meetings of the Board of Directors and Board committees of which he was a member. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

The Audit Committee currently consists of Messrs. Sears, Maleska and deCastro. Mr. Maleska serves as Chairman of the Audit Committee and the Board has determined that he is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K. During 2005, the Audit Committee held four formal meetings, excluding actions by unanimous written consent. The Audit Committee is primarily concerned with assisting our Board in fulfilling its fiduciary responsibilities relating to accounting policies and auditing and reporting practices, and assuring the independence of our independent registered public accounting firm, the integrity of management and the adequacy of our financial disclosure. Its duties include recommending the selection of our independent registered public accounting firm, reviewing the results and scope of the audits and the other services provided by the independent registered public accounting firm, and reviewing the organization and scope of our internal systems of financial controls and accounting policies.

The Compensation Committee currently consists of Mr. deCastro, the Chairman, and Messrs. Sears and Maleska. During 2005, the Compensation Committee held three formal meetings, excluding action taken by unanimous written consent. The Compensation Committee makes recommendations to the Board of Directors regarding salaries and incentive compensation for our officers, and determines the amount and type of equity incentives granted to participants in our equity incentive plans.

The Nominating and Corporate Governance Committee, which held one formal meeting in 2005, currently consists of Mr. Sears, the Chairman, and Messrs. Maleska and deCastro. This committee has responsibility for recommending to the full Board candidates for election as director and develops and oversees our internal corporate governance processes. The Nominating Committee intends to name a replacement for Mr. Sears as Committee Chairman. The committee will consider candidates for the Board recommended by our stockholders. Such recommendations should be sent to the Nominating and Corporate Governance Committee, c/o Martin E. Maleska, VCampus Corporation, 1850 Centennial Park Drive, Suite 200, Reston, Virginia 20191.

Each of our committees operates pursuant to a formal written charter. The charters for each committee, which have been adopted by the Board of Directors, contain a detailed description of the respective committee’s duties and responsibilities and are available upon request.

Although VCampus does not have a policy with regard to board members’ attendance at annual meetings, we do encourage board members to attend them. At the 2005 annual meeting, Mr. Kannan was the only director in attendance.

Selection of Nominees for the Board of Directors

The Nominating and Corporate Governance Committee of our Board of Directors has the responsibility for establishing the criteria for recommending which directors should stand for re-election to our Board and the selection of new directors to service on our Board. In addition, the Committee is responsible for establishing the procedures for our stockholders to nominate candidates to the Board. Although the Committee has not formulated any specific minimum qualifications for director candidates, it has determined that desirable characteristics include strength of character, mature judgment, career specialization, relevant technical skills, diversity and independence.

Our bylaws permit any stockholder of record to nominate directors. Stockholders wishing to nominate a director must deliver written notice of the nomination by registered mail, return receipt requested, to the Corporate Secretary at our principal executive offices not more than 90 and not less than 50 days before the meeting at which directors are to be elected. Any such notice shall set forth: (a) all information relating to the director nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including each nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) the name and address, as they appear on our corporate books, of the nominating stockholder; (c) the class and number of our shares that are beneficially owned by the nominating stockholder; (d) a representation that the nominating stockholder is a holder of record of our stock, is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the director; and (e) any and all material agreements that the stockholder has with the director nominee. The Nominating and Corporate Governance Committee will evaluate a nominee recommended by a stockholder in the same manner in which the Committee evaluates nominees recommended by other persons.

Code of Business Conduct

Our Board of Directors has adopted a code of business conduct that applies to all of our directors and employees. Our Board has also adopted a separate code of conduct for our Chief Executive Officer and all senior financial officers, including our Chief Financial Officer and the principal accounting officer or controller, or persons performing similar functions. We will provide copies of our code of business conduct without charge upon request. To obtain a copy of our code of conduct, please send your written request to VCampus Corporation, 1850 Centennial Park Drive, Suite 200, Reston, Virginia 20191, Attn: Corporate Secretary.

Communications with the Board of Directors

Stockholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive offices. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of the correspondence.

Whistleblower Policy

As a mechanism to encourage compliance with the Code of Business Conduct, we have established procedures to receive, retain, and address complaints received regarding accounting or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

PROPOSAL NO. 2

APPROVAL OF 2006 EQUITY INCENTIVE PLAN

At the annual meeting, the stockholders will be asked to approve the VCampus Corporation 2006 Equity Incentive Plan (the “2006 Plan”). The Board of Directors adopted the 2006 Plan in February 2006, subject to its approval by our stockholders. The 2006 Plan is intended to replace our 1996 Stock Plan (the “1996 Plan”), which expires in August 2006.

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these human resource challenges is a competitive equity incentive program. However, our primary equity incentive program—the 1996 Plan—expires in August 2006. In addition, we are constrained under our 1996 Plan as to the types of incentives we are able to offer. The Board of Directors believes it of paramount importance that our employee stock incentive program provide us with a range of incentive tools and sufficient flexibility to permit the Board’s Compensation Committee to implement them in ways that will make the most effective use of the shares our stockholders authorize for incentive purposes.

As many of our stockholders may be aware, the Financial Accounting Standards Board has adopted revised principles governing the accounting treatment of share-based payments. Under these new standards, which became effective on January 1, 2006, companies must record compensation expense in their financial statements for stock options granted to employees, as well as for other types of equity-based incentives provided to employees. Our Board of Directors believes that, as a result of these accounting changes, other forms of equity compensation will become more prevalent in the future and further believes that VCampus should have compensation alternatives that minimize the expense of those equity-based incentives, minimize the dilution of stockholders’ ownership and voting power in VCampus, or that provide a form of incentive that may previously have been desirable but would have resulted in disadvantageous accounting treatment compared to traditional stock options.

The 1996 Plan authorizes only three types of award: stock options, stock bonuses and rights to purchase common stock. We are asking our stockholders to approve the 2006 Plan to provide a number of alternatives to these types of award. In addition to stock options, stock bonuses and rights to purchase common stock, the 2006 Plan also authorizes the grant of stock appreciation rights, restricted stock and restricted stock unit awards, performance share and performance unit awards, deferred compensation awards and other stock-based or cash-based awards. We believe that the ability to grant incentive awards other than stock options will be an important component of compensation for our company in the future.

As of the record date, options were outstanding under all of our existing stock option plans for a total of 2,325,059 shares of our common stock. As of that date, a total of approximately 80,105 shares remained available for future issuance under the 1996 Plan. The 2006 Plan would authorize the issuance of 1,000,000 shares plus a number of shares equal to the remaining shares available for issuance under the 1996 Plan, if any, upon its expiration in August 2006.

Our Board of Directors is well aware of the criticism that has been leveled generally against the misuse of stock-based compensation by some companies. The Board believes that the 2006 Plan takes steps to address possible concerns of our stockholders. Under the 2006 Plan:

•       No discount from fair market value is permitted in setting the exercise price of stock options and stock appreciation rights.

•       Full value awards granted under the 2006 Plan will be subject to minimum vesting requirements.

•       The 2006 Plan establishes a list of measures of business and financial performance from which the Compensation Committee may construct predetermined performance goals that must be met for an award to vest.

•       The 2006 Plan has a fixed term of ten years.

The 2006 Plan is also designed to preserve VCampus’ ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain types of awards. Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid by a publicly held company to its chief executive officer or to any of its four other most highly compensated officers. However, compensation that is deemed to be “performance-based” under Section 162(m) is generally excluded from this limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance share and performance unit awards, and certain other stock-based or cash-based awards granted under the 2006 Plan to qualify as “performance-based” within the meaning of Section 162(m), the stockholders are being asked to approve certain material terms of the 2006 Plan. By approving the 2006 Plan, the stockholders will be approving, among other things:

•       the eligibility requirements for participation in the 2006 Plan;

•       the performance criteria upon which the grant or vesting of awards of performance shares, performance units and certain stock option, stock appreciation right, restricted stock, restricted stock unit, other stock-based or cash-based awards may be based;

•       the maximum numbers of shares for which stock options, stock appreciation rights, awards of restricted stock, restricted stock units or performance shares or other stock-based awards intended to qualify as performance-based awards may be granted to an employee in any fiscal year; and

•       the maximum dollar amount that a participant may receive upon settlement of performance units or other cash-based awards intended to qualify as performance-based awards.

While we believe that compensation in connection with such awards under the 2006 Plan generally will be deductible by VCampus for federal income tax purposes, under certain circumstances, such as a change in control of the company, compensation paid in settlement of certain awards may not qualify as “performance-based.”

The Board of Directors believes that the 2006 Plan will serve a critical role in attracting and retaining the high caliber employees and consultants essential to our success and in motivating these individuals to strive to enhance our growth and profitability. Therefore, the Board urges you to vote to approve the adoption of the 2006 Plan.

Summary of the 2006 Plan

The following summary of the 2006 Plan is qualified in its entirety by the specific language of the 2006 Plan, a copy of which is attached hereto as Appendix A.

General.   The purpose of the 2006 Plan is to advance the interests of VCampus by providing an incentive program that will enable us to attract and retain employees, directors and consultants upon whose judgment, interest and efforts our success is dependent and to provide them with an equity stake in our success. These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, deferred compensation awards, and other stock-based and cash-based awards.

Authorized Shares.   If the 2006 Plan is approved by the stockholders, a total of 1,000,000 shares of our common stock, plus the number of shares remaining available for issuance under the 1996 Plan upon its expiration in August 2006, will become available for issuance under the 2006 Plan. As of the record date, there were a total of 80,105 shares remaining available for issuance under the 1996 Plan and approximately 2,325,059 shares were subject to outstanding options.

Share Accounting and Adjustments.   Each share subject to a stock option, stock appreciation right, deferred compensation award or other award that requires the participant to purchase shares for their fair market value at the time of grant will reduce the number of shares remaining available for grant under the 2006 Plan by one share.

If any award granted under the 2006 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by VCampus for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2006 Plan. Shares will not be treated as having been issued under the 2006 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash or such shares are withheld or reacquired by VCampus in satisfaction of a tax withholding obligation. The number of shares available under the 2006 Plan will be reduced upon the exercise of a stock appreciation right only by the number of shares actually issued. If shares are tendered in payment of the exercise price of an option or the option is exercised by means of a net-exercise procedure, the number of shares available under the 2006 Plan will be reduced only by the net number of shares issued. Appropriate adjustments will be made to the number of shares authorized under the 2006 Plan, to the numerical limits on awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee also has the discretion under the 2006 Plan to adjust the terms of outstanding awards as it deems appropriate. Without affecting the number of shares available for issuance under the 2006 Plan, the Compensation Committee may authorize the issuance or assumption of benefits under the 2006 Plan in connection with any merger, consolidation or similar transaction on such terms and conditions as it deems appropriate.

Certain Award Limits.   In addition to the limitation described above on the total number of shares of our common stock that will be authorized for issuance under the 2006 Plan, the plan limits the numbers of shares that may be issued under certain types of awards, subject to adjustment as described above under “Share Accounting and Adjustments.”

To enable compensation in connection with certain types of awards to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2006 Plan establishes a limit on the maximum aggregate number of shares or dollar value for which any such award may be granted to an employee in any fiscal year. The limits for awards intended to qualify as performance-based are as follows:

•       Stock options and stock appreciation rights: No more than 500,000 shares.

•       Restricted stock and restricted stock unit awards: No more than 250,000 shares.

•       Performance share and performance unit awards: No more than 250,000 shares and no more than $1,500,000, respectively, for each full fiscal year contained in the performance period of the award.

•       Other stock-based and cash-based awards: No more than 250,000 shares and no more than $1,500,000, respectively, for each full fiscal year contained in the performance period of the award.

Administration.   The 2006 Plan generally will be administered by the Compensation Committee or other committee or subcommittee of the Board of Directors or, in the absence of such committee, by the

Board of Directors. For purposes of this summary, the term “Committee” will refer to either such committee or the Board of Directors. In the case of awards intended to qualify as “performance-based” under Section 162(m) of the Code, administration of the 2006 Plan will be by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). Subject to the provisions of the 2006 Plan, the Committee will determine when and to whom awards are granted, the types and sizes of awards, and all other terms and conditions of awards. The Committee may, subject to certain limitations on the exercise of its discretion required by the 2006 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. Under the 2006 Plan, the Committee may delegate to a committee of one or more officers the authority to grant awards to persons who are not executive officers of VCampus, subject to the provisions of the 2006 Plan and guidelines established by the Committee. The 2006 Plan provides, subject to certain limitations, for indemnification by VCampus of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2006 Plan. All awards granted under the 2006 Plan will be evidenced by a written agreement between VCampus and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2006 Plan. The Committee has the authority to interpret the 2006 Plan and awards granted thereunder, and all determinations of the Committee are final and binding on all persons having an interest in the 2006 Plan or any award.

Eligibility.   Awards may be granted under the 2006 Plan only to employees, directors and consultants of VCampus or any present or future parent or subsidiary corporation or other affiliated entity. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of VCampus or any parent or subsidiary corporation of VCampus. As of the record date, we had approximately 30 employees who would be eligible under the 2006 Plan.

Stock Options.   The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of VCampus or any parent or subsidiary corporation of VCampus (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common on the date of grant. On the record date, the closing price of our common stock on the Nasdaq Capital Market was $0.64 per share.

The 2006 Plan provides that the option exercise price may be paid in cash or its equivalent; by means of a broker-assisted cashless exercise; by tender to VCampus of shares of common stock owned by the participant having a fair market value not less than the exercise price (to the extent legally permitted); by means of a net-exercise procedure; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by VCampus, through the participant’s surrender of a portion of the option shares to VCampus.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2006 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for 90 days following the participant’s termination of service, but in any event the option must be exercised no later than its expiration date.

Incentive stock options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, a nonstatutory stock option may be assigned or transferred to certain family members to the extent permitted by the Committee.

Stock Appreciation Rights.   The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as may be specified by the Committee. The exercise price of a Tandem SAR will be the same as the exercise price of the related option, and the exercise price of a Freestanding SAR may not be less than the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock and may be paid in a lump sum or on a deferred basis in accordance with the terms of the participant’s award agreement. The maximum term of any stock appreciation right granted under the 2006 Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards.   The Committee may grant restricted stock awards under the 2006 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to VCampus rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Subject to the minimum vesting requirements described above under “Certain Award Limits,” restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Restricted Stock Units.   The Committee may grant restricted stock units under the 2006 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to VCampus. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards and subject to the minimum vesting requirements described above under “Certain Award Limits.” Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay.

Performance Awards.   The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between VCampus and the participant, subject to the minimum vesting requirements described above under “Certain Award Limits.” These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock, in the case of performance shares, and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination thereof.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of VCampus and each subsidiary corporation consolidated with VCampus for financial reporting purposes, or such division or business unit of VCampus as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures:

•       revenue,

•       sales,

•       expenses,

•       operating income,

•       gross margin,

•       operating margin,

•       earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization,

•       pre-tax profit,

•       net operating income,

•       net income,

•       economic value added,

•       free cash flow,

•       operating cash flow,

•       stock price,

•       earnings per share,

•       return on stockholder equity,

•       return on capital,

•       return on assets,

•       return on investment,

•       employee satisfaction,

•       employee retention,

•       balance of cash, cash equivalents and marketable securities,

•       market share,

•       customer satisfaction,

•       product development,

•       research and development expense,

•       completion of an identified special project, and

•       completion of a joint venture or other corporate transaction.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is an executive officer treated as a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on our common stock. The Committee may, in its sole discretion, provide for performance award payments in lump sums or installments pursuant to a schedule elected by the participant.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death, disability or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2006 Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Deferred Compensation Awards.   The 2006 Plan authorizes the Committee to establish a deferred compensation award program. If and when implemented, participants designated by the Committee who are officers or members of a select group of highly compensated employees may elect to receive an award of deferred stock units in lieu of compensation otherwise payable in cash or in lieu of cash or shares of common stock issuable upon the exercise or settlement of stock options, stock appreciation rights or performance share or performance unit awards. Each such deferred stock unit represents a right to receive one share of our common stock at a future date determined in accordance with the participant’s award agreement. Deferred stock units will be settled by distribution to the participant of a number of whole shares of common stock equal to the number of deferred stock units subject to the award as soon as practicable following the earlier of the date on which the participant’s service terminates or a settlement date elected by the participant at the time of his or her election to receive the deferred stock unit award. Participants are not required to pay any additional consideration in connection with the settlement of a deferred stock units. A holder of deferred stock units has no voting rights or other rights as a stockholder until shares of common stock are issued to the participant in settlement of the deferred stock units. However, participants holding deferred stock units will be entitled to dividend equivalent rights with respect to any payment of cash dividends on an equivalent number of shares of common stock. Such dividend equivalents will be credited in the form of additional whole deferred stock units. Prior to settlement, deferred stock units may not be assigned or transferred other than by will or the laws of descent and distribution.

Cash-Based Awards and Other Stock-Based Awards.   The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Subject to the minimum vesting requirements described above under “Certain Award Limits,” such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.

Change in Control.   Unless otherwise defined in a participant’s award or employment agreement, the 2006 Plan provides that a “Change in Control” occurs upon (a) a person or entity, other than an employee benefit plan or a corporation owned by VCampus’ stockholders in the same proportion as their ownership of VCampus stock, becoming the direct or indirect beneficial owner of more than 50% of VCampus’ voting stock, (b) a liquidation or dissolution of VCampus, or (c) the occurrence of any of the following events upon which the stockholders of VCampus immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 40% of the voting securities of VCampus, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of VCampus’ voting stock; (ii) a merger or consolidation in which VCampus is not the surviving corporation; or (iii) the sale, exchange or transfer of all or substantially all of the assets of VCampus (other than a sale, exchange or transfer to one or more subsidiaries of VCampus).

If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding options and stock appreciation rights or substitute substantially equivalent options or rights for its stock. Any options or stock appreciation rights which are not assumed or continued in connection with a Change in Control or exercised prior to the Change in Control will terminate effective as of the time of the Change in Control. The Committee may provide for the acceleration of vesting of any or all outstanding options and stock appreciation rights upon such terms and to such extent as it determines. The 2006 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding option or stock appreciation right upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share under the award. Finally, the Committee, in its discretion, may provide in the event of a Change in Control for the acceleration of vesting and/or settlement of any restricted stock award, restricted stock unit award, performance share or performance unit award, deferred compensation award, or cash-based or other stock-based award held by a participant upon such conditions and to such extent as determined by the Committee.

Awards Subject to Section 409A of the Code.   Certain awards granted under the 2006 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and such regulations or other administrative guidance that may be issued pursuant to Section 409A. The Committee intends for all awards to comply with the requirements of Section 409A, although participants are advised to consult their own advisors as to their own compliance therewith. The provisions of the 2006 Plan shall provide, notwithstanding any other provision of the 2006 Plan to the contrary, that the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2006 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

Termination or Amendment.   The 2006 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2006 Plan following the tenth anniversary of the 2006 Plan’s effective date, which will be the date on which it is approved by the stockholders. The Committee may terminate or amend the 2006 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2006 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law, regulation or rule. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code, or unless expressly provided in the terms and conditions governing the award.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2006 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.   A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option. Participants who do not dispose of their shares within two years following the date the option was granted or within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date when an incentive stock option is exercised is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options.   Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.   A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock.   A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards.   A participant generally will recognize no income upon the grant of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Deferred Compensation Awards.   A participant generally will recognize no income upon the receipt of deferred stock units. Upon the settlement of deferred stock units, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of the shares received. Upon the sale of the shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date the shares were transferred to the participant, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code.

The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the material U.S. federal income tax consequences to the optionee or other award recipient and our company with respect to the grant and exercise of options and the grant of other awards under the 2006 Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s or award recipient’s death or the income tax laws of any municipality, state or foreign country in which an optionee might reside.

Automatic Director Grant Program

In order to tie director compensation more directly to the individual director’s contributions to the Company, the 2006 Plan includes an automatic grant program for non-employee directors. This program provides for automatic grants on the date of the first Board meeting after the date of the annual meeting of stockholders of each year to directors who are not employees of the Company of an option to purchase 10,000 shares. In addition, in the case of a new director, automatic grants shall be effective upon such director’s initial election or appointment to the Board with the number of underlying shares equal to the product of 2,500 multiplied by the number of regularly scheduled meetings remaining before the next year’s annual meeting of stockholders. Subject to continued status as a director, options granted pursuant to the automatic grant program vest 25% per year on each of the fifth, sixth, seventh and eighth anniversaries of the date of grant; provided, however, that 2,500 shares vest on each date the director attends a Board meeting in person before the next year’s annual meeting of stockholders. In addition, each such director will automatically be granted a fully-vested option to purchase an additional 2,500 shares on each date the director attends an in-person meeting of a committee of the Board other than on the same day or within one day of a full Board meeting.

New Plan Benefits

No awards will be granted under the 2006 Plan prior to its approval by our stockholders. All awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.

Vote Required

Approval of the 2006 Equity Incentive Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock and Series A-1 Preferred Stock, voting together as one class, present or represented at the meeting.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

The Board of Directors unanimously recommends that the stockholders vote “For” the approval of the 2006 Equity Incentive Plan.

PROPOSAL NO. 3

APPROVAL OF SERIES A-1 PREFERRED STOCK FINANCING

Terms of the Financing

In December 2005, we raised approximately $2.3 million through a private placement to a total of seven accredited investors by issuing a total of 2,300 shares of a newly-created class of Series A-1 Preferred Stock at $1,000 per share. Each share of Series A-1 Preferred Stock is convertible into shares of common stock at any time at the election of the holder at an initial conversion price of $1.67 per share. By its terms, the conversion price was automatically reset on March 31, 2006 to equal $0.61 per share. In addition, upon shareholder approval of this proposal, the conversion price would reset to $0.50 per share, which equals to the average of the closing sale price of the common stock for the five trading days prior to closing. Pursuant to Nasdaq Marketplace Rules, after attributing an appropriate value for the warrants issued in the financing, the deemed market price for the shares of common stock issuable in the financing is $0.61 per share. If conversion price resets to $0.50, a total of 4,600,000 shares of common stock would be issuable upon conversion of all 2,300 shares of Series A-1 Preferred Stock.

We also issued warrants in the financing to purchase 1,032,929 shares of common stock at an exercise price per share equal to the then applicable conversion price of the Series A-1 Preferred Stock. The warrants became exercisable for a total of 2,827,869 shares of common stock after giving effect to the conversion price reset to $0.61 on March 31, 2006. The exercise price of the warrants and the number of shares issuable thereunder are subject to further adjustment upon any additional change to the conversion price of the Series A-1 Preferred Stock. For example, upon shareholder approval of this proposal, the exercise price of the warrants would become $0.50 and the total number of shares issuable upon exercise of the warrants would be 3,450,000. The Series A-1 Preferred Stock and the related warrants issued in this financing have price-based antidilution protection, but we may not issue securities at a dilutive price that would trigger such protection unless and until shareholder approval is obtained for the financing.

The shares of Series A-1 Preferred Stock are entitled to receive quarterly cash dividends at an annual rate of 10% and are redeemable by us, at any time after effectiveness of the registration statement, for 120% of the original purchase price. None of the Series A-1 investors may hold more than 4.9% of our outstanding shares of common stock at any given time. We agreed to register the resale of shares of its common stock issuable to the investors and finders upon conversion of the preferred stock and exercise of the warrants issued in the private placement.

We paid the finder for the financing a cash fee equal to 8.0% of the gross proceeds from covered investors, plus a fee of 2.0% of such amount paid in shares of Series A-1 Preferred Stock, together with a warrant to purchase 75,450 shares of common stock. Narasimhan P. Kannan, our Chief Executive Officer and Chairman, invested approximately $25,000 in the financing on the same terms as the other investors.

In soliciting your approval for this proposal, we are asking you to approve all of the past issuances described herein relating to the Series A-1 financing and the right of the holders thereof to fully convert into common stock the securities that we have issued pursuant thereto on the terms described herein.

Antidilution Provisions

Subject to stockholder approval of this proposal at the meeting, the exercise price of the warrants and conversion price of the preferred stock issued in the financing are both subject to automatic price-based antidilution adjustments in the event that we issue shares of common stock (or securities convertible into or exercisable for common stock) at a price per share that is less than the then applicable exercise or conversion price. For example, if we were to issue shares in a future financing at $0.40 per share, then the applicable exercise price and conversion price for the securities issued in the Series A-1 financing would be reduced to $0.40 per share. As of the date of this proxy statement, we have no plans to issue shares at a dilutive price in any future financing.

Nasdaq Stockholder Approval Requirements

We are submitting this proposal for stockholder approval pursuant to Nasdaq Marketplace Rules, which include several non-quantitative designation criteria required of a Nasdaq Capital Market issuer, such as VCampus. Two of the events that require prior stockholder approval pursuant to these rules are as follows:

•       when the issuance or potential issuance (of securities of the issuer) will result in a change of control of the issuer; and

•       in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Although the securities issued in the Series A-1 financing were issued with an initial conversion price at or above market value of our common stock on the date of issuance, because the conversion in full of convertible securities sold or to be sold in the financings could result in the issuance by us of more 20% of our outstanding common stock outstanding at the time we commenced the Series A-1 financing, and because the bargained-for reset conversion price of $0.50 per share is deemed to be below market price on the applicable measurement date, the full conversion of such securities into common stock requires your approval.

Effect of Not Approving this Proposal

We believe that failure to obtain stockholder approval of this proposal could jeopardize our future financing prospects, because prospective purchasers of preferred stock or other securities convertible into our common stock might be reluctant to purchase securities deemed at risk for not becoming convertible in full into common stock at the bargained-for conversion price. We also believe that shareholder approval of the financing will enhance the likelihood of the preferred stock converting to common stock, which would eliminate the associated liquidation preference that is currently senior to the common stock.

Vote Required

The affirmative vote of the holders of a majority of all shares of our common stock and Series A-1 Preferred Stock present or represented and voting together as one class on this proposal at the annual meeting will be required to approve this proposal, provided, however, that in accordance with Nasdaq rules no shares of Series A-1 preferred stock, or shares of common stock issued in connection with the Series A-1 financing, are eligible to vote on this Proposal.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the annual meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

The Board of Directors has unanimously approved the Series A-1 financing and recommends that you vote “FOR” Proposal No. 3.

PROPOSAL NO. 4

APPROVAL OF SERIES B-1 PREFERRED STOCK FINANCING

Terms of the Financing

In March 2006, we completed a $2.3 million private equity placement through an offering of a newly-created class of Series B-1 Preferred Stock, together with warrants, to two accredited investors, including Barry Fingerhut, one of our largest beneficial stockholders. We sold a total of 2,300 shares of our Series B-1 Preferred Stock at $1,000 per share for total gross proceeds of $2.3 million. Under the terms of this financing, we also issued warrants to purchase 1.0 million shares of common stock at an exercise price per share equal to the then applicable conversion price of the Series B-1 Preferred Stock. The warrants are first exercisable commencing four years from their issuance date. The shares of Series B-1 Preferred Stock are convertible, at the option of their holders after three years, into common stock based on a formula that yields a discount of between 10% and 37.5% to the last closing bid price of the common stock prior to the date of conversion, subject to a conversion price floor of $1.64 per share. The $1.64 conversion price floor represents a significant premium to the closing sale price of our common stock on the date of issuance ($0.60). The shares of Series B-1 Preferred Stock are entitled to receive dividends paid quarterly equal to the greater of: (a) an annual rate of 16%, or (b) 6% of the net sales proceeds derived from two courses to be mutually agreed upon by the parties. The shares of Series B-1 Preferred Stock are non-voting and carry a liquidation preference equal to 150% of the original purchase price. We agreed to register the resale of shares of our common stock issuable to the investors upon conversion of the preferred stock and exercise of the warrants issued in the private placement.

Nasdaq Stockholder Approval Requirements

The March 2006 financing, standing on its own, does not require shareholder approval under Nasdaq Marketplace Rules. However, because we have completed a number of financings recently and may engage in future financings in the near future, and because such financings, especially if integrated as one combined offering with the March 2006 financing, could require shareholder approval under these rules, we are soliciting your approval for the March 2006 financing. In soliciting your approval for this proposal, we are asking you to approve all of the past issuances described herein relating to the March 2006 financing and the right of the investors therein to fully convert into common stock the securities that we have issued or will issue pursuant thereto on the terms described herein.

We are submitting this proposal for stockholder approval pursuant to Nasdaq Marketplace Rules, which include several non-quantitative designation criteria required of a Nasdaq Capital Market issuer, such as VCampus. Three of the events that require prior stockholder approval pursuant to these rules are as follows:

•       when the issuance or potential issuance (of securities of the issuer) will result in a change of control of the issuer;

•       in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock; and

•       in connection with the acquisition of the stock of another company if due to the potential issuance of common stock, the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance.

Because the securities issuable pursuant to any integrated financings described in this proxy could involve the issuance by us of a number of shares of common stock greater than 20% of our common stock outstanding immediately prior to the financing at prices below market value (although the March 2006 financing by itself is an above-market financing), and because the exercise and/or conversion in full of the securities that might be sold in a future financing, especially if integrated with the March 2006 financing, could result in the issuance by us of more than a majority of our outstanding common stock in a transaction that could be deemed a change of control for Nasdaq purposes, and because the proceeds of the financing could be deemed to have been used for any future acquisition, the issuance by us of shares pursuant to the terms of the March 2006 financing could require your approval.

Effect of Not Approving this Proposal

We believe that failure to obtain stockholder approval of this proposal could jeopardize our future financing prospects, because prospective purchasers of securities convertible into VCampus common stock might be reluctant to purchase securities deemed at risk for not becoming convertible in full into common stock. Failure to approve the proposal could also inhibit any acquisition we elect to pursue with the proceeds raised from the financing.

Vote Required

The affirmative vote of the holders of a majority of all shares of our common stock and Series A-1 Preferred Stock present or represented and voting together as one class on this proposal at the annual meeting will be required to approve this proposal. The shares of Series B-1 Preferred Stock are non-voting.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the annual meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

The Board of Directors has unanimously approved the financings described herein and recommends that you vote “FOR” Proposal No. 4.

PROPOSAL NO. 5

APPROVAL OF AN INCREASE IN THE NUMBER
OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has approved, and recommends that the stockholders approve, an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock by 14,000,000 shares, thereby increasing the total number of authorized shares of common stock from 36,000,000 shares to 50,000,000 shares.

As of the record date for the annual meeting, if all of the Company’s currently outstanding preferred stock, convertible notes, options and warrants were converted into or exercised for common stock, we would have approximately 25,569,500 shares of common stock outstanding, leaving only approximately 10,430,500 shares of common stock authorized for future issuance. Management believes that more authorized shares could be needed to meet future contingencies. In addition, the Board believes that the increased number of authorized shares of common stock will provide VCampus and its stockholders several potential long-term advantages. We could pursue acquisitions or enter into other transactions involving the issuance of stock, such as the acquisition and financing described in Proposal No. 4, that provide the potential for growth and profit. We could also raise cash through additional sales of stock privately or publicly. In addition, the availability of additional shares of authorized common stock would make any future transactions dependent on the issuance of additional shares less likely to be undermined by delays and uncertainties occasioned by the need to obtain shareholder authorization prior to the consummation of such transactions. Other than as contemplated by Proposal No. 4, we currently have no definitive plans to issue additional shares of common stock.

Upon stockholder approval of this proposed amendment, the additional shares might be used, without any further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers, directors or consultants, establishing strategic relationships with other companies and expanding the Company’s business or product lines through the acquisition of other businesses or products.

The additional common stock to be authorized by approval of the amendment to the Company’s Certificate of Incorporation would have rights identical to the currently outstanding common stock of the Company.  Approval of the amendment to the Certificate of Incorporation would not immediately affect the rights of the holders of currently outstanding common stock of the Company.  However, to the extent that additional authorized shares of common stock are issued and outstanding in the future, such additional shares would decrease the equity ownership percentage of, and dilute the voting rights of, current holders of common stock.  In addition, an issuance of additional shares of common stock by the Company could have an effect on the potential realizable value of a stockholder’s investment.  In the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares of common stock caused by the issuance of such additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company’s capital stock.  If such factors were reflected in the price per share of common stock, the potential realizable value of a stockholder’s investment could be adversely affected.

The additional shares of common stock that would become available for issuance if the proposal were approved could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt and the Board is not currently aware of any such attempts directed at the Company, nevertheless, stockholders should be aware that approval of this Proposal No. 5 could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

As of the record date for the annual meeting, the number of outstanding shares of common stock was approximately 9,669,456. Add to that number the approximately 5,241,785 shares issuable in connection with the recent preferred stock financings as described in Proposals No. 3 and No. 4, plus approximately 10,658,259 additional shares of common stock to cover other outstanding warrants and options (plus the 1,000,000 additional shares requested for future issuance under Proposal No. 2 for the new stock plan), and we could easily need more than the remaining approximately 9,000,000 authorized shares of common stock to meet our foreseeable stock needs. We believe that increasing the number of authorized shares by 14,000,000 to 50,000,000 is appropriate to provide flexibility for future contingencies.

Vote Required

The affirmative vote of the holders of at least at majority of all outstanding shares of our common stock and preferred stock entitled to vote thereon and voting together as a single class is required to approve this amendment to our Certificate of Incorporation.

In accordance with Delaware law, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting. Because we need an absolute majority vote to approve this proposal, abstentions and broker non-votes will have the same effect as negative votes.

The Board of Directors has unanimously approved the proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, and recommends you vote “FOR” Proposal No. 5.

PROPOSAL NO. 6

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has appointed the firm of Reznick Group, P.C., Bethesda, Maryland, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and recommends that the stockholders ratify such action. Shareholder ratification of the selection of our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting this proposal to our shareholders as a matter of good corporate practice. Reznick Group, P.C. began auditing our accounts in November 2003 and has advised us that it does not have, and has not had, any direct or indirect financial interest in VCampus or its subsidiaries in any capacity other than that of serving as independent registered public accounting firm. Representatives of Reznick Group, P.C. are currently not expected to attend the Meeting.

The affirmative vote of the holders of a majority of the shares of our common stock and Series A-1 Preferred Stock, voting together as one class, present or represented and entitled to vote on this proposal at the meeting shall constitute ratification of the appointment of Reznick Group, P.C. If the stockholders do not ratify the appointment of Reznick Group, P.C., the Board of Directors will reconsider its selection.

The Board of Directors has unanimously approved and recommends a vote “FOR” the ratification of the appointment of Reznick Group, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

OTHER INFORMATION

Principal Stockholders

The following table sets forth certain information regarding the ownership of shares of our common stock and preferred stock as of the record date by:

•       each person known by us to beneficially own more than 5% of the outstanding shares of any class of our capital stock;

•       each of our directors and director nominees;

•       each of the five Named Executive Officers, as listed in the Summary Compensation Table in this proxy statement; and

•       all of our directors and executive officers as a group.

As of the record date, we had:

•       9,669,456 shares of common stock outstanding;

•       2,342 shares of Series A-1 Preferred Stock outstanding; and

•       728,536 shares of common stock issuable upon conversion of convertible debt.

For purposes of the table below, share ownership in the case of common stock includes shares issuable upon conversion of preferred stock (at the current conversion price of $0.61) and convertible notes and upon the exercise of warrants and options that may be converted or exercised in each case within 60 days after the record date for purposes of computing the percentage of common stock owned by such person but not for purposes of computing the percentage owned by any other person. Percentage voting power is calculated assuming the common stock and the preferred stock vote together as one class with each share of common stock entitled to one vote and each share of Series A-1 Preferred Stock entitled to 1,639 votes. Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock and preferred stock indicated below.

	Common Stock		Series A-1 Preferred Stock
					% Total
	Number of		Number of		Voting
	Shares	% of Class	Shares	% of Class	Power
Barry K. Fingerhut(1)	2,491,632	23.9%	—	—%	12.7%
80 Cuttermill Road, Suite 311
Great Neck, NY 11021
Sherleigh Associates Profit Sharing Plan(2)	932,505	8.8%	—	—%	—-%
c/o Jack Silver
60 Madison Avenue
New York, NY 10021
Dolphin Offshore Partners, L.P.(3)	1,056,226	10.2%	300	12.8%	6.1%
c/o Dolphin Asset Management Corp.
129 East 17th Street
New York, NY 10003
St. Cloud Capital Partners, LP(4)	1,311,475	11.9%	800	34.2%	9.7%
10866 Wilshire Blvd., Suite 1450
Lost Angeles, CA 90024

Alpha Capital A.G.(4)	983,606	9.2%	600	25.6%	7.3%
pradafant 7
Furstentums 9490
Voduz, Liechstenstein
David Holzer(5)	863,433	8.4%	375	16.0%	6.1%
10 Sky Drive
New York, NY 10956
Norman H. and Sandra F. Pessin(6)	515,500	5.2%	—	—%	2.0%
605 Third Avenue—19th Floor
New York, NY 10158
Chestnut Ridge Partners, LP(4)	327,869	3.3%	200	8.5%	2.4%
50 Tice Blvd.
Woodcliff Lake, NJ 07677
Nat P. Kannan(7)	271,213	2.7%	25	1.1%	*
Christopher L. Nelson(8)	145,300	1.5%	—	—%	*
John D. Sears(9)	69,104	*	—	—%	*
Ronald E. Freedman(10)	61,249	*	—	—%	*
Martin E. Maleska(11)	53,712	*	—	—%	*
Edson D. deCastro(12)	24,713	*	—	—%	*
Tamer Ali(12)	33,849	*	—	—%	*
Laura Friedman(12)	15,000	*	—	—%	*
Kerry Frederick	—	—	—	—%	—
All directors and executive officers as a group (9 persons)(13)	674,140	6.6%	25	1.1%	1.3%

*                    Less than one percent

(1)          Consists of: (i) 1,520,927 shares of common stock and 746,396 shares of common stock issuable upon exercise or conversion of warrants, options and convertible notes, all held by Mr. Fingerhut directly; (ii) 135,374 and 10,921 shares of common stock and 10,928 and 929 shares of common stock issuable upon exercise of warrants, all held by Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P., respectively, two investment partnerships of which Mr. Fingerhut serves as an officer of the General Partner; (iii) 42,226 shares of common stock and 17,591 shares of common stock issuable upon exercise of warrants, all held in a joint account with respect to which Mr. Fingerhut has investment and voting power; and (iv) 6,340 shares of common stock held by Mr. Fingerhut’s spouse. Mr. Fingerhut disclaims beneficial ownership of the shares held by Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P., except to the extent of his pecuniary interest therein.

(2)          Pursuant to the terms of the convertible notes and warrants held by Sherleigh Associates Profit Sharing Plan, Sherleigh Associates can hold no more than 9.9% of the outstanding common stock of

VCampus at any given time. Subject to the 9.9% cap, holdings consist of 733,132 shares of common stock issuable upon the exercise of warrants and 139,373 shares of common stock issuable upon the conversion of convertible notes. Sherleigh Associates LLC, an affiliate of this shareholder, holds a portion of the warrants included in these holdings, which were received as compensation for consulting services. Jack Silver is the trustee for this shareholder, and as such he exercises control over the shares held by the shareholder.

(3)          Consists of 232,207 shares of common stock issuable upon the exercise of warrants, 491,803 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and 332,216 shares of common stock.

(4)          Consists entirely of shares of common stock issuable upon conversion of Series A-1 Preferred Stock. Excludes warrants that do not become exercisable until June 8, 2006.

(5)          Consists of 491,803 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and 35,680 shares issuable upon exercise of a warrant, both held by Mr. Holzer, and 122,950 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and 83,000 shares, both held by Mr. Holzer’s IRA.

(6)          Includes 250,000 shares issuable upon exercise of a warrant and 253,300 shares held by Mr. Pessin’s IRA, both as reported on the Schedule 13D Amendment No. 1 filed by these stockholders on November 10, 2005.

(7)          Includes 203,477 shares of common stock issuable upon the exercise of warrants and options and 40,983 shares of common stock issuable upon conversion of preferred stock.

(8)          Includes 130,850 shares of common stock issuable upon the exercise of warrants and options.

(9)          Includes 9,288 shares of common stock issuable upon the exercise of warrants and options.

(10)   Includes 60,749 shares of common stock issuable upon exercise of options.

(11)   Includes 23,250 shares of common stock issuable upon the exercise of options.

(12)   Consists of shares of common stock issuable upon the exercise of options.

(13)   Includes the shares (including the shares underlying options and warrants) discussed in footnotes (7)-(12).

Executive Compensation

Summary Compensation

The following table sets forth all compensation paid by us for services rendered to us in all capacities for the fiscal years ended December 31, 2003, 2004 and 2005 to our chief executive officer, our only three other highest-paid executive officers who earned at least $100,000 in 2005 and one additional executive officer who otherwise would have been included in such table on the basis of his 2005 compensation but for the fact that he was no longer an executive officer at the end of 2005 (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards	Stock Options (Shares)	All Other Compensation
Narasimhan P. Kannan	2005	$280,000	$—	$—	250,000	$—
Chief Executive Officer	2004	$280,000	$50,000	$—	250,000	$—
	2003	$282,800	$—	$—	60,000	$14,737	(1)
Christopher L. Nelson	2005	$212,205	$30,000	$—	130,000	$—
Chief Financial Officer	2004	$200,000	$45,000	$—	130,000	$—
	2003	$200,000	$63,500	$—	50,000	$—
Ronald E. Freedman	2005	$150,000	$3,340	$—	80,000	$28,005	(2)
Senior Vice President of	2004	$150,000	$—	$—	72,000	$30,203	(2)
Worldwide Sales & Marketing	2003	$150,000	$3,500	$—	25,000	$29,334	(2)
Tamer A. Ali	2005	$117,846	$15,250	$—	80,000	$762	(3)
Vice President of Technology	2004	$112,375	$5,500	$—	60,000	—
	2003	$95,542	$5,000	$—	8,000	—
Laura B. Friedman	2005	$135,000	$6,000	$—	80,000	—
Vice President—Co-Publishing	2004	$43,096	$—	$—	40,000	—

(1)          Consists of $13,750 of severance payments following his termination as Executive Chairman in December 2001 and $987 of accrued vacation pay.

(2)          Consists of commissions.

(3)          Consists of accrued vacation pay.

Option Grants, Exercises and Holdings and Fiscal Year-End Option Values.

The following table summarizes all option grants during the year ended December 31, 2005 to the Named Executive Officers:

Option Grants during the Year Ended December 31, 2005

	Number of	% of Total	Exercise		Potential Realizable Value at
	Shares	Options	or Base		Assumed Annual Rates of Stock Price
	Underlying	Granted to	Price per	Expiration	Appreciation for Option Term(1)
Name	Options Granted	Employees	Share	Date	5%	10%
Narasimhan P. Kannan	250,000	22.1%	$0.98	6/21/15	$154,079	$390,467
Christopher L. Nelson	130,000	11.5%	$0.98	6/21/15	$80,121	$203,043
Ronald E. Freedman	80,000	7.1%	$0.98	6/21/15	$49,305	$124,949
Tamer A. Ali	80,000	7.1%	$0.98	6/21/15	$49,305	$124,949
Laura B. Friedman	80,000	7.1%	$0.98	6/21/15	$49,305	$124,949

(1)          The compounding assumes a 10-year exercise period for all option grants. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in this table may not be necessarily achieved.

No stock options were exercised by the Named Executive Officers during 2005. The following table sets forth certain information concerning the number and value of unexercised options held by the Named Executive Officers as of December 31, 2005:

Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)
Name	Exercisable(2)	Unexercisable(2)	Exercisable(2)	Unexercisable(2)
Narasimhan P. Kannan	181,915	429,688	$0	$0
Christopher L. Nelson	115,250	232,500	$0	$0
Ronald E. Freedman	53,750	136,250	$0	$0
Tamer A. Ali	29,443	121,564	$0	$0
Laura B. Friedman	12,500	107,500	$0	$0

(1)          Options are considered in-the-money if the market value of the shares covered thereby is greater than the option exercise price. The values in the table are calculated by subtracting the exercise price of each option from $0.70 (the closing sale price of our common stock as represented on the Nasdaq Capital Market on December 30, 2005) and multiplying the difference, if a positive number, by the number of shares underlying each option.

(2)          The first number represents the number or value as called for by the appropriate column of exercisable (vested) options; the second number represents the number or value as appropriate of unexercisable (unvested) options.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 on all our equity compensation plans currently in effect.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options or warrants	Weighted-average exercise price of outstanding options or warrants	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders:
Amended and Restated Stock Option Plan and 1996 Stock Plan	2,401,542	$2.59	52,838
Equity compensation plans not approved by shareholders:
Compensatory warrants issued to service providers	608,434	$2.51	0
Total	3,009,976	$2.57	52,838

The compensatory warrants identified in the above table consists of approximately 12 grants made to placement agents and financial advisors in exchange for their services in connection with a variety of financings completed since 1998. These warrants expire on various dates ending in December 2010 and have exercise prices ranging from $0.61 to $27.40 per share. The forms of warrants granted under these arrangements are consistent with the forms of warrants granted to investors in the corresponding financings and generally include a net exercise provision.

Employment Agreements

Following Mr. Kannan’s reappointment as our Chief Executive Officer in December 2002, Mr. Kannan and VCampus entered into a new employment agreement, effective on January 1, 2003, providing for an annual base salary of $280,000. We granted Mr. Kannan a performance-based option to purchase 35,000 shares of common stock at market price on the date of grant ($3.72 per share). The term of the agreement expired in June 2003, at which time VCampus and Mr. Kannan entered into an Amended and Restated Employment Agreement extending his employment for an additional 2 years at the same base salary as provided under the prior agreement. Effective on December 30, 2005, we entered into a new employment agreement with Mr. Kannan extending his employment term through December 31, 2006 at the same base salary.

Mr. Kannan’s compensation package was approved by our Compensation Committee, comprised entirely of independent directors. Mr. Kannan will be eligible for a base performance bonus equal to approximately 45% of his annual base salary (or $127,272) based on the company’s achievement of 100% of revenue milestones determined by the Compensation Committee. In addition, he is eligible for 50% of such performance bonus (or $63,636) for achieving 90% of the revenue milestone and up to 150% of such bonus for achieving 120% or more of the revenue milestone. He is entitled to no performance bonus for achieving less than 90% of the revenue milestone. Mr. Kannan’s maximum annual performance bonus under the agreement for 2006 is $190,908 (equal to 150% of the baseline performance bonus). In the event Mr. Kannan is terminated without cause or resigns for good reason (including a change of control), we are obligated under his employment agreement to continue paying him his base salary for six months as severance.

Mr. Nelson’s employment agreement provides for an annual base salary of $220,000. The term of the agreement, as renewed, expires in May 2007, but the agreement is subject to automatic one-year renewal terms unless sooner terminated. He received a performance bonus of $30,000 for services rendered in 2005. Effective in January 2006, we amended the employment agreement with Mr. Nelson to provide the terms of his potential performance bonus for 2006. Mr. Nelson’s compensation package was approved by the company’s Compensation Committee, comprised entirely of independent directors. Mr. Nelson will be eligible for a total potential base bonus equal to approximately 45% of his annual base salary (or $100,000), 50% of which is based on the Compensation Committee’s subjective determination of his performance and the remaining 50% of which is based on the company’s achievement of 100% of revenue milestones determined by the Compensation Committee. In addition, he is eligible for 50% of such performance bonus (or $25,000) for achieving 90% of the revenue milestone and up to 150% of such bonus (or $75,000) for achieving 120% or more of the revenue milestone. He is entitled to no objective performance bonus for achieving less than 90% of the revenue milestone, although he would still be eligible for up to $50,000 for the subjective component of his bonus. Mr. Nelson’s maximum annual total bonus under the agreement for 2006 is $125,000. In the event Mr. Nelson is terminated without cause or resigns for good reason (including a change of control), we are required under his employment agreement to continue paying him his base salary for six months as severance.

Compensation of Directors

We pay our non-employee directors $5,000 for each in-person Board meeting attended and $3,000 for each in-person committee meeting attended, up to a maximum of one committee meeting per day. In addition, we pay non-employee directors $1,000 for participating in each telephonic Board meeting and up to one additional committee meeting per day. Directors can elect to be paid these fees in cash or common stock valued at fair market value on the date of grant. We reimburse directors for expenses incurred in connection with each board or committee meeting attended.

The 1996 Plan provides for the grant of nonstatutory options to our non-employee directors. The 1996 Plan provides automatic grants on the date of the first Board meeting following our annual meeting of shareholders of each year to non-employee directors of an option to purchase 10,000 shares. In addition, in the case of a new director, automatic grants shall be effective upon such director’s initial election or appointment to the Board with the number of underlying shares equal to the product of 2,500 multiplied by the number of regularly scheduled meetings remaining before the next annual meeting of shareholders. Subject to continued status as a director, options granted pursuant to this program vest 25% per year on each of the fifth, sixth, seventh and eighth anniversaries of the date of grant; provided, however, that 2,500 shares vest on each date the director attends a Board meeting in person before the next annual meeting of shareholders. In addition, such director will automatically be granted a fully-vested option to purchase an additional 2,500 shares on each date the director attends an in-person meeting of a committee of the Board other than on the same day or within one day of a full Board meeting. The 2006 Equity Incentive Plan, which is subject to shareholder approval of Proposal No. 2 at the meeting, would continue the provisions of the automatic director grant program on substantially the same terms as the 1996 Stock Plan.

Under the 1996 Plan’s automatic grant program, during 2005 the non-employee directors received options as follows: Mr. Sears—10,000; Mr. deCastro—10,000; and Mr. Maleska—12,500.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs of our executive officers. The purpose of this report is to inform stockholders of our compensation policies for executive officers and the rationale for the compensation paid to executive officers in 2005.

The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, approves all policies under which compensation is paid or awarded to our executive officers. The Compensation Committee is currently composed of Messrs. deCastro, Maleska and Sears. The members of the Compensation Committee also administer our stock plans.

For compensation paid to the Chief Executive Officer and other Named Executive Officers in 2005, no reference was made to the data for comparable companies included in the performance graph included in this proxy statement under the heading—”Performance Graph.”

Compensation Philosophy.   Our executive compensation program has three objectives: (1) to align the interests of the executive officers with the interest of our stockholders by basing a significant portion of an executive’s compensation on our performance; (2) to attract and retain highly talented and productive executives; and (3) to provide incentives for superior performance by our executives. To achieve these objectives, the Compensation Committee has crafted a program that consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefits programs that we offer to all of our employees.

Each year, the Compensation Committee reviews our executive compensation program. In its review, the Compensation Committee studies the compensation packages for executives of companies at a comparable stage of development and in our geographical area, assesses the competitiveness of our executive compensation program and reviews our financial and operational performance for the previous fiscal year. The Compensation Committee also gauges the success of the compensation program in achieving its objectives in the previous year, and considers our overall performance objectives.

Each element of our executive compensation program is discussed below.

Base Salaries.   The Compensation Committee annually reviews the base salaries of our executive officers. The base salaries for our executive officers for 2005 were established at the beginning of that fiscal year, or when the executive joined us, as the case may be. In addition to considering the factors listed in the foregoing section that support our executive compensation program generally, the Compensation Committee reviews the responsibilities of the specific executive position and the experience and knowledge of the individual in that position. The Compensation Committee also measures individual performance based upon a number of factors, including measurement of our historic and recent financial and operational performance and the individual’s contribution to that performance, the individual performance on non-financial goals and other contributions of the individual to our success, and gives each of these factors relatively equal weight without confining its analysis to a rigorous formula. As is typical of most corporations, the actual payment of base salary is not conditioned upon the achievement of any predetermined performance targets.

Incentive Compensation.   Cash bonuses established for executive officers are intended to motivate the individual to work hard to achieve our financial and operational performance goals or to otherwise incent the individual to aim for a high level of achievement on our behalf in the coming year. Prior to the current year, the Compensation Committee generally has not applied an exact formula for determining bonus payments, but has established general target bonus levels up to a maximum of 50% of base salary for executive officers based in relatively equal measures upon the Compensation Committee’s subjective assessment of our projected revenues and net income, progress of the Select Partner Program and other operational and individual performance factors. The Committee may adjust these targets during the year. For 2006, the Compensation Committee established a more objective system for determining bonus payments.

Mr. Kannan will be eligible for a base performance bonus equal to approximately 45% of his annual base salary (or $127,272) based on the company’s achievement of 100% of revenue milestones determined by the Compensation Committee. In addition, he is eligible for 50% of such performance bonus (or $63,636) for achieving 90% of the revenue milestone and up to 150% of such bonus for achieving 120% or more of the revenue milestone. He is entitled to no performance bonus for achieving less than 90% of the revenue milestone. Mr. Kannan’s maximum annual performance bonus under the agreement for 2006 is $190,908 (equal to 150% of the baseline performance bonus).

Effective in January 2006, we amended the employment agreement with Mr. Nelson to provide the terms of his potential performance bonus for 2006. Mr. Nelson’s compensation package was approved by the company’s Compensation Committee, comprised entirely of independent directors. Mr. Nelson will be eligible for a total potential base bonus equal to approximately 45% of his annual base salary (or $100,000), 50% of which is based on the Compensation Committee’s subjective determination of his performance and the remaining 50% of which is based on the company’s achievement of 100% of revenue milestones determined by the Compensation Committee. In addition, he is eligible for 50% of such performance bonus (or $25,000) for achieving 90% of the revenue milestone and up to 150% of such bonus (or $75,000) for achieving 120% or more of the revenue milestone. He is entitled to no objective performance bonus for achieving less than 90% of the revenue milestone, although he would still be eligible for up to $50,000 for the subjective component of his bonus. Mr. Nelson’s maximum annual total bonus under the agreement for 2006 is $125,000.

Long-Term Incentive Compensation.   Our long-term incentive compensation plan for our executive officers is based upon our stock plans. We believe that placing a portion of our executives’ total compensation in the form of stock options achieves three objectives. It aligns the interest of our executives directly with those of our stockholders, gives executives a significant long-term interest in our success and helps us retain key executives. Options generally vest over a three to five-year period based upon continued employment. In the past five years, we granted performance-based options to the Chief Executive Officer and various other executive officers. As modified in April 2001, these grants vest ratably over four years beginning five years from the date of grant, subject to accelerated vesting in full during the first four years after the grant date if we record quarterly earnings before taxes of not less than $400,000 on net quarterly revenue of not less than $3,000,000 for two consecutive quarters. In January 2003, we granted a performance option to Mr. Kannan to purchase 35,000 shares of common stock that vests ratably over four years, subject to acceleration in the event certain revenue, profitability and EBITDA milestones are achieved. In June 2004, we granted a performance option to Mr. Kannan to purchase 250,000 shares of common stock that vests ratably over four years, subject to acceleration in the event revenue and profitability milestones are achieved. Mr. Nelson and Mr. Freedman were granted performance options on the same terms in June 2004 for the purchase of 130,000 and 72,000 shares, respectively. None of the performance milestones have been achieved as of the date of this report, hence there has been no acceleration of vesting. Options granted to executives in 2005 vest over four years based on continued employment.

In determining the number of options to grant an executive, the Board primarily considered the executive’s past performance and the degree to which an incentive for long-term performance would benefit us, as well as the number of shares and options already held by the executive officer. It is the Compensation Committee’s policy to grant options at fair market value unless particular circumstances warrant otherwise.

Benefits.   We believe that we must offer a competitive benefit program to attract and retain key executives. During fiscal 2005, we provided the same medical and other benefits to our executive officers that are generally available to our other employees.

Compensation of the Chief Executive Officer.   The Chief Executive Officer’s compensation is generally based upon the same elements and measures of performance as is the compensation for our other executive officers. The Compensation Committee approved a base salary for Mr. Kannan of $23,333 per month that extends through December 2006. In structuring the compensation of Mr. Kannan, the Compensation Committee considered the alignment of his compensation package with our financial performance to be essential. Accordingly, the Compensation Committee decided to tie 100% of Mr. Kannan’s potential bonus for 2006 to the company’s achievement of financial milestones established by the committee.

Section 162(m) of the Code.   It is the responsibility of the Compensation Committee to address the issues raised by Section 162(m) of the Code. This Section makes certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to such companies. The Compensation Committee has reviewed these issues and has determined that it is not necessary for us to take any action at this time with regard to these issues.

Neither the material in this report, nor the Performance Graph, is soliciting material, is or will be deemed filed with the Securities and Exchange Commission or is or will be incorporated by reference in any filing we make under the Securities Act of 1933 or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Dated: April 2006	Submitted by:	THE COMPENSATION COMMITTEE
Edson D. deCastro John D. Sears Martin E. Maleska

Compensation Committee Interlocks and Insider Participation

As of December 31, 2005, the Compensation Committee of the Board of Directors consisted of Messrs. deCastro, Sears and Maleska, none of whom was at any time during the fiscal year ended December 31, 2005, or at any other time, an officer or employee of VCampus. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee.

Report of the Audit Committee

The Audit Committee is composed of three directors who are “independent” as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ Marketplace Rules. The members also meet the independence requirements under SEC rules regarding audit committees. The Audit Committee operates under a written charter previously approved by the Board of Directors and performs the functions described therein. A copy of that charter is attached as an appendix to our proxy statement for the 2004 annual meeting. The Board has designated and determined the qualification of Mr. Maleska as the “audit committee financial expert,” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act.

The Audit Committee reviews our company’s financial reporting process on behalf of our board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and procedures for financial reporting. In this context, the Audit Committee met four times during 2005 and held discussions with management and our independent registered public accounting firm regarding these matters. Management represented to the Audit Committee that our company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and fairly present, in all material respects, the financial condition, results of operations and cash flows of our company as of and for the periods presented in the financial statements.

During its meetings with management and our independent auditors, the Audit Committee reviewed and discussed, among other things:

•       the appointment of Reznick Group, P.C. as our independent registered public accounting firm;

•       the impact of the Sarbanes-Oxley Act of 2002 and related corporate governance proposals; including the certifications required to be made by our Chief Executive Officer and Chief Financial Officer;

•       management evaluations of the internal controls and disclosure controls and procedures that we have adopted;

•       the annual external audit plan including risk assessments; and

•       our significant accounting policies.

The Audit Committee confirmed that the independent auditors were satisfied with the positions taken by management in the presentation of our financial results and our registered public accounting firm confirmed that there were no matters regarding our internal controls requiring communication to the Audit Committee under generally accepted auditing standards. In March 2006, management and Reznick Group, P.C. reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with the Audit Committee, together with our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This discussion included among other things:

•        critical accounting policies and practices used in the preparation of our financial statements;

•        any significant audit adjustments proposed by the independent registered public accounting firm;

•        confirmation that there were no matters of significant disagreement between management and the independent registered public accounting firm during the audit; and

•        other matters required to be discussed by Statements of Auditing Standards.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2005.

The Audit Committee has also discussed with Reznick Group, P.C. the matters required to be discussed by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee has received the written disclosures and confirmation from Reznick Group, P.C. required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Reznick Group, P.C. their independence.

Principal Accountant Fees and Services

Reznick Group, P.C., our independent registered public accounting firm since November 2003, performed professional services for us during 2004 and 2005. The professional services provided by Reznick Group, P.C. and the fees billed for those services are set forth below.

Audit Fees.   The fees billed to us by Reznick Group, P.C. for the audit and review of our annual financial statements for the fiscal years ended December 31, 2004 and 2005 were $99,300 and $104,500, respectively.

Audit-Related Fees.   The aggregate fees billed to us by Reznick Group, P.C. for assurance and related services that were reasonably related to the audit or review of our financial statements for the fiscal years ended December 31, 2004 and 2005, and which are not included in the amounts disclosed above under the caption “Audit Fees,” were $24,000 and $6,685, respectively. These fees result primarily from services rendered for the review of our registration statements filed with the SEC and responses to SEC comments and accounting consultation on proposed transactions.

Tax Fees.   The aggregate fees billed to us by Reznick Group, P.C. for tax services for the fiscal years ended December 31, 2004 and 2005 were $9,000 and $10,150, respectively. The fees were for tax services related to federal, state and local tax preparation assistance, tax compliance and general tax consulting.

All Other Fees.   No other fees were billed to us by Reznick Group, P.C. for services other than those reported above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” for the fiscal years ended December 31, 2004 and 2005.

The Audit Committee considered whether the provision of all services unrelated to the audit services are compatible with maintaining Reznick Group, P.C.’s independence in performing its audit services.

The Audit Committee pre-approves the engagement of our independent registered public accounting firm to render audit services to us. The Audit Committee also pre-approves the provision by our independent registered public accounting firm of specific permitted non-audit services on a case-by-case basis. The Audit Committee generally limits its pre-approval of non-audit services to a specified period of time and, for some services, to a maximum dollar amount.

Submitted by:	THE AUDIT COMMITTEE
Edson D. deCastro John D. Sears Martin E. Maleska

The material in this report will not be deemed filed with the SEC or will be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filings.

Performance Graph

The following graph shows a five-year comparison of cumulative total stockholder returns (1) for VCampus, the CRSP Total Market Return Index of the Nasdaq Stock Market and CRSP Nasdaq Non-Financial Stocks Total Return Index. (The “CRSP” is the Center for Research in Securities Prices at the University of Chicago.) The graph assumes that $100 was invested on December 31, 2000 in each of our common stock, the stocks in the CRSP Total Market Return Index of the Nasdaq Stock Market and the stocks in the CRSP Nasdaq Non-Financial Stocks Index.

	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/30/05
VCMP	$100.00	$52.06	$59.69	$23.05	$34.79	$11.54
NASDAQ CRSP Total	$100.00	$78.86	$54.26	$81.85	$89.06	$91.08
NASDAQ Non-Financial	$100.00	$76.46	$49.95	$76.47	$82.46	$84.34

(1)          Total return assumes reinvestment of dividends. Total returns for the Nasdaq Stock Market and the Nasdaq Non-Financial Stocks indices are weighted based on market capitalization.

Certain Transactions

In December 1996, we loaned Nat Kannan, our founder, Chief Executive Officer and Chairman, $100,000 to help satisfy Mr. Kannan’s income tax withholding obligations relating to back wages paid to Mr. Kannan by us in 1996. The largest outstanding principal amount under the loan, together with interest accrued thereon, during 2005 was approximately $47,000. The loan bears interest at the prime rate, as announced from time to time by Wachovia Bank, minus one percent with principal and accrued interest payable in full upon demand. Mr. Kannan repaid an aggregate of $1,670 in accrued interest and $36,000 in principal to us under this loan obligation in 2005. Mr. Kannan paid off the remaining balance of this loan of approximately $15,000 in February 2006.

In March 2006, we completed a $2.3 million private equity placement through an offering of a newly-created class of Series B-1 Preferred Stock, together with warrants, to two accredited investors consisting of Barry Fingerhut, one of our largest beneficial stockholders, and David Holzer, a beneficial owner of more than 5% of our outstanding common stock. We sold a total of 2,300 shares of our Series B-1 Preferred Stock at $1,000 per share for total gross proceeds of $2.3 million. Under the terms of this financing, we also issued warrants to purchase 1.0 million shares of common stock at an exercise price per share equal to the then applicable conversion price of the Series B-1 Preferred Stock. The warrants are first exercisable commencing four years from their issuance date.  The shares of Series B-1 Preferred Stock are convertible, at the option of their holders after three years, into common stock based on a formula that yields a discount of between 10% and 37.5% to the last closing bid price of the common stock prior to the date of conversion, subject to a conversion price floor of $1.64 per share. The shares of Series B-1 Preferred Stock are entitled to receive dividends paid quarterly equal to the greater of:  (a) an annual rate of 16%, or (b) 6% of the net sales proceeds derived from two courses to be mutually agreed upon by the parties. The shares of Series B-1 Preferred Stock are non-voting and carry a liquidation preference equal to 150% of the original purchase price. We agreed to register the resale of shares of our common stock issuable to the investors upon conversion of the preferred stock and exercise of the warrants issued in the private placement.

In December 2005, we raised approximately $2.3 million through a private placement to a total of seven accredited investors by issuing a total of 2,300 shares of Series A-1 Preferred Stock. The terms of the financing are described in and incorporated by reference to Proposal No. 3 of this proxy statement. St. Cloud Capital Partners, LP, David Holzer and Dolphin Offshore Partners, LP, each beneficial owners of more than 5% of our outstanding shares of common stock, participated in the financing through investments of $200,000, $375,000 and $300,000, respectively.

In March 2005, we raised $995,950 through a private placement to a total of 12 accredited investors by issuing a total of 611,012 shares of common stock at a purchase price of $1.63 per share and warrants exercisable for a total of 763,765 shares of common stock with an exercise price of $1.63 per warrant share. Sandra F. Pessin and David and Leslie Holzer, each beneficial owners of more than 5% of our outstanding shares of our common stock, invested a total of $326,000 and $40,750 in this financing on the same terms as the other investors. In connection with the financing, we paid Mr. Holzer’s designees a finders fee of 30,550 shares of common stock valued at $1.63 per share.

We have adopted a policy that all transactions between us and our executive officers, directors and other affiliates must be approved by a majority of the members of our Board of Directors and by a majority of the disinterested members of our Board of Directors, and must be on terms no less favorable to us than could be obtained from unaffiliated third parties.

All past and ongoing transactions involving insiders were approved by at least a majority of our independent and disinterested directors at the time of the transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, our directors and executive officers and persons who beneficially own 10% or more of our common stock (collectively, “Insiders”) are required to file reports with the SEC indicating their holdings of and transactions in our equity securities. Insiders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the fiscal year ended December 31, 2005.

DESCRIPTION OF CAPITAL STOCK

Authorized Stock

As of the record date, our authorized capital stock consisted of 36,000,000 shares of common stock, $0.01 par value per share, and 171,586 shares of preferred stock, $0.01 par value per share. The description below is a summary of all material provisions of our common stock and preferred stock.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by the stockholders, including elections of directors. Subject to the preferential rights, if any, of holders of any then outstanding preferred stock, the holders of common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefor. The terms of the common stock do not grant to the holders thereof any preemptive, subscription, redemption, conversion or sinking fund rights. Subject to the preferential rights of holders of any then outstanding preferred stock, the holders of common stock are entitled to share ratably in our assets legally available for distribution to stockholders in the event of our liquidation, dissolution or winding. As of the record date, 9,669,456 shares of common stock were issued and outstanding, 7,604,664 shares of common stock were reserved for issuance upon the exercise of outstanding warrants, 2,405,164 shares of common stock were reserved for issuance pursuant to our stock plans and 728,536 shares of common stock were reserved for issuance upon the conversion of debt.

Our Certificate of Incorporation and Bylaws contain certain provisions that may have the effect of delaying, deferring, or preventing our change of control. In addition, the Board generally has the authority, without further action by stockholders, to fix the relative powers, preferences, and rights of the unissued shares of our preferred stock. Provisions that could discourage an unsolicited tender offer or takeover proposal, such as extraordinary voting, dividend, redemption, or conversion rights, could be included in this preferred stock.

Preferred Stock

Pursuant to our Certificate of Incorporation, we have the authority to issue up to 171,586 shares of preferred stock, $0.01 par value per share, in one or more series as determined by our Board of Directors. The Board of Directors may, without further action by our stockholders, issue one or more series of preferred stock and fix the rights and preferences of such shares, including the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designation of such series. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of Series A-1 Preferred Stock, Series B-1 Preferred and any other preferred stock issued by us in the future. In particular, the issuance of additional shares of preferred stock may adversely affect the voting power of the common holders. In addition, the issuance of preferred stock could have the effect of making it more difficult for a third party to acquire us, or of discouraging a third party from attempting to acquire control of us.

As of the record date, we had designated 5,000 shares of Series A-1 Convertible Preferred Stock, of which 2,342 shares were issued and outstanding, and 5,000 shares of Series B-1 Convertible Preferred Stock, of which 2,300 shares were issued and outstanding. The following is a summary of the terms, rights and privileges of our designated preferred stock.

Rank.   Our Series A-1 Preferred Stock and Series B-1 Preferred Stock ranks senior or on par with any future series of preferred stock, and prior to the common stock, as to dividends and distributions of assets.

Dividends.   Holders of Series A-1 Preferred Stock are entitled to receive a 10% annual dividend, paid quarterly in cash on each March 31, June 30, September 30 and December 31. The shares of Series B-1 Preferred Stock are entitled to receive dividends paid quarterly equal to the greater of:  (a) an annual rate of 16%, or (b) 6% of the net sales proceeds derived from two courses to be mutually agreed upon by us and the investors.

Conversion Price.   At any time, holders of shares of series of our Series A-1 Preferred Stock may convert all or a portion of those shares into a number of shares of common stock computed by multiplying the number of shares to be converted by the purchase price of those shares, and dividing the result by the conversion price then in effect. The current conversion price for the Series A-1 Preferred Stock is $0.61 per share, subject to adjustment to $0.50 upon shareholder approval of the Series A-1 financing pursuant to Proposal No. 4 at the meeting. The shares of Series B-1 Preferred Stock are convertible, at the option of their holders after three years, into common stock based on a formula that yields a discount of between 10% and 37.5% to the last closing bid price of the common stock prior to the date of conversion, subject to a conversion price floor of $1.64 per share.

Liquidation.   Upon a change in control, liquidation, dissolution or winding up of our affairs, each holder of shares of any series of our preferred stock will be entitled, on an equal basis with any other holders of our preferred stock, to a liquidation preference prior in right to any holders of common stock. The liquidation preference equals the amount paid for the Series A-1 Preferred Stock and 150% of the amount paid for the Series B-1 Preferred Stock.

Redemption.   At any time we may, at our sole option, redeem all outstanding shares of Series A-1 Preferred Stock not previously converted into common stock. The redemption price is 120% of the purchase price paid for the shares, plus all declared but unpaid dividends. The redemption price is payable in cash upon redemption. At our option we may redeem some or all of the Series B-1 Preferred Stock, at a redemption price equal to the following percentage of the original Series B-1 purchase price (plus all accrued but unpaid dividends):

For Redemptions Effected Before this Date	% of Purchase Price
January 1, 2007	120%
July 1, 2007	130%
January 1, 2008	140%
July 1, 2008	150%

The redemption price for any redemptions effected after July 1, 2008 shall be equal to 160% of the original Series B-1 purchase price (plus all accrued but unpaid dividends).

Voting.   Holders of shares of Series A-1 Preferred Stock are entitled to vote on all matters submitted to stockholders for a vote, voting together with the holders of our common stock as a single class. Holders of Series A-1 Preferred Stock are entitled to approximately 1,639 votes for each share of Series A-1 Preferred Stock held. The Series A-1 Preferred Stock is entitled to vote as a separate class on the creation of any new series of preferred stock or the issuance of additional shares of capital stock ranking, in either case, senior to the Series A-1 Preferred Stock. The Series B-1 Preferred Stock is non-voting.

Convertible Debt

As of the record date we had a total of 728,536 shares of common stock issuable upon conversion of outstanding convertible debt.

Section 203 of the Delaware Corporation Law

Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) prevents an “interested stockholder” (defined in Section 203 of the DGCL, generally, as a person owning 15% or more of a corporation’s outstanding voting stock), from engaging in a “business combination” (as defined in Section 203 of the DGCL) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, unless:

•       before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•       upon consummation of the transaction that resulted in the interested stockholder’s becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•       following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

The statute could prohibit or delay a merger, takeover or other change in control of VCampus and therefore could discourage attempts to acquire VCampus.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

By Order of the Board of Directors

/s/ Narasimhan P. Kannan,
Chairman and Chief Executive Officer

Appendix A

VCampus Corporation

2006 Equity Incentive Plan

VCampus Corporation

2006 Equity Incentive Plan

1.   ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1   Establishment.   The VCampus Corporation 2006 Equity Incentive Plan (the “Plan”) is hereby established effective as of May 25, 2006, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2   Purpose.   The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Deferred Compensation Awards, Cash-Based Awards and Other Stock-Based Awards.

1.3   Term of Plan.   The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.   DEFINITIONS AND CONSTRUCTION.

2.1   Definitions.   Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)    “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b)   “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Deferred Compensation Award, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c)    “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(d)   “Board” means the Board of Directors of the Company.

(e)    “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 12.

(f)    “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(g)    “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, the occurrence of any of the following:

(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (1) a trustee or other fiduciary holding securities of the Company under an employee benefit plan of a Participating Company or (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of (i) the outstanding shares of common stock of the Company or (ii) the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors; or

(ii)   an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than forty percent (40%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 2.1(dd)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii)  a liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(h)   “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(i)    “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(j)     “Company” means VCampus Corporation, a Delaware corporation, or any successor corporation thereto.

(k)   “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(l)    “Covered Employee” means any Employee who is or may become a “covered employee” as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than (i) the date ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(m)  “Deferred Compensation Award” means an award granted to a Participant pursuant to Section 11.

(n)   “Director” means a member of the Board.

(o)   “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(p)   “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(q)   “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)    “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)    Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq Capital Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)   Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date, the preceding trading day or the next succeeding trading day; and, for purposes other than determining the exercise price or purchase price of shares pursuant to an Award, the high or low sale price of a share of Stock on such date, the preceding trading day or the next succeeding trading day, the average of any such prices determined over a period of trading days or the actual sale price of a share of Stock received by a Participant. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.

(iii)  If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(t)    “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value of the shares subject to such Award, (iv) a Deferred Compensation Award which is an elective cash compensation reduction award described in Section 11.1(a) or a stock issuance deferral award described in Section 11.1(b), or (v) an Other Stock-Based award based on appreciation in the Fair Market Value of the Stock.

(u)   “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(v)    “Insider” means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(w)   “Insider Trading Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(x)    “Net-Exercise” means a procedure by which the Participant will be issued a number of shares of Stock determined in accordance with the following formula:

N = X(A-B)/A, where:

“N” = the number of shares of Stock to be issued to the Participant upon exercise of the Option;

“X” = the total number of shares with respect to which the Participant has elected to exercise the Option;

“A” = the Fair Market Value of one (1) share of Stock determined on the exercise date; and

“B” = the exercise price per share (as defined in the Participant’s Award Agreement)

(y)    “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(z)    “Officer” means any person designated by the Board as an officer of the Company.

(aa)  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to Section 6.

(bb) “Option Exchange Program” means a program, approved by the Company’s Board of Directors or the Committee, which provides for the cancellation of outstanding options, including options granted pursuant to a Predecessor Plan, and the grant in substitution therefore of Awards.

(cc)  “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 12.

(dd) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(ee)  “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(ff) “Participant” means any eligible person who has been granted one or more Awards.

(gg)  “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(hh) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(ii) “Performance Award” means an Award of Performance Shares or Performance Units.

(jj) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(kk) “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

(ll) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(mm) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(nn) “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(oo) “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(pp) “Predecessor Plan” means the Company’s 1996 Stock Plan and any other stock plans of the Company still in effect on the Effective Date.

(qq) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(rr) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(ss) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(tt) “Restricted Stock Unit” or “Stock Unit” means a right granted to a Participant pursuant to Section 9 or Section 11, respectively, to receive a share of Stock on a date determined in accordance with the provisions of such Sections, as applicable, and the Participant’s Award Agreement.

(uu) “Restriction Period” means the period established in accordance with Section 8.5 during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(vv)  “Retirement” means termination of Service at or after the normal retirement age as set forth in the retirement plan of the Company that is applicable to the Participant, or, if the Participant is not covered by such a retirement plan, the normal retirement age as defined by the social insurance program in effect in the country where the Participant resides.

(ww) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(xx)  “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such SAR, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(yy)  “Section 162(m)” means Section 162(m) of the Code.

(zz)  “Section 409A” means Section 409A of the Code (including regulations or administrative guidelines thereunder).

(aaa) “Securities Act” means the Securities Act of 1933, as amended.

(bbb) “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ccc) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.

(ddd) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(eee) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(fff)  “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s purchase price for such shares upon the Participant’s termination of Service.

2.2   Construction.   Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.   ADMINISTRATION.

3.1   Administration by the Committee.   The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2   Authority of Officers.   Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. The Board or Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider or a Covered Person; provided, however, that: (a) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 4.1; (b) each such Award which is a Full Value Award shall be subject to the minimum vesting provisions described in Section 5.3(b); (c) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan; and (d) each such Award shall conform to such limits and guidelines as shall be established from time to time by resolution of the Board or the Committee.

3.3   Administration with Respect to Insiders.   With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4   Committee Complying with Section 162(m).   If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

3.5   Powers of the Committee.   In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)    to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b)   to determine the type of Award granted;

(c)    to determine the Fair Market Value of shares of Stock or other property;

(d)   to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)    to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

(f)    to approve one or more forms of Award Agreement;

(g)    to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)   to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)    without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option, provided that such Stock Appreciation Right covers the same number of shares of Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.4) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

(j)     to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(k)   to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6   [Intentionally Left Blank]

3.7   Indemnification.   In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.   SHARES SUBJECT TO PLAN.

4.1   Maximum Number of Shares Issuable.   Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to one million (1,000,000) shares, plus a number of shares equal to the remaining shares available for issuance under the existing 1996 Stock Plan, if any, upon its expiration in August 2006, and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2   Share Accounting.

(a)    Each share of Stock subject to an Award shall be counted against the limit set forth in Section 4.1 as one (1) share.

(b)   If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s original purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 16.2 shall not again be available for issuance under the Plan.

4.3   Adjustment for Certain Unissued Predecessor Plan Shares.   The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time by the number of shares of Stock subject to that portion of any option outstanding pursuant to a Predecessor Plan as of the Effective Date which, on or after the Effective Date, is canceled pursuant to an Option Exchange Program, but only to the extent of a maximum of one million (1,000,000) shares made subject to new Awards granted pursuant to such program in replacement of such cancelled options.

4.4   Adjustments for Changes in Capital Structure.   Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.3 and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section 4.4 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

The Committee may, without affecting the number of Shares reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Sections 409A and 422 and any related guidance issued by the U.S. Treasury Department, where applicable.

5.   ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1   Persons Eligible for Awards.   Awards may be granted only to Employees, Consultants and Directors.

5.2   Participation in Plan.   Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3   Award Limitations.

(a)    Incentive Stock Option Limitations.

(i)   Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.   Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed the number of shares reserved for issuance under the Plan in accordance with Section 4.1. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2, 4.3 and 4.4.

(ii)   Persons Eligible.   An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

(iii)   Fair Market Value Limitation.   To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

(b)   Limit on Full Value Awards without Minimum Vesting.   Except with respect to a maximum of ten percent (10%) of the maximum aggregate number of shares of Stock that may be issued under the Plan, as provided in Section 4.1, and except with respect to Full Value Awards granted pursuant to an Option Exchange Program, Full Value Awards which vest on the basis of the Participant’s continued Service shall not provide for vesting which is any more rapid than over a three (3) year period, and Full Value Awards which vest on the basis of the attainment of performance goals shall not provide for a performance period of less than twelve (12) months. Full Value Awards granted pursuant to an Option Exchange Program which vest on the basis of the Participant’s continued Service shall not provide for vesting which is any more rapid than over a two (2) year period. The foregoing limitations shall not preclude the acceleration of vesting of any such Award upon the death, disability, retirement or involuntary termination of Service of the Participant or upon or following a Change in Control, as determined by the Committee in its discretion.

(c)   Section 162(m) Award Limits.   The following limits shall apply to the grant of any Award intended to qualify for treatment as Performance-Based Compensation:

(i)   Options and SARs.   Subject to adjustment as provided in Section 4.4, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than five hundred thousand (500,000) shares.

(ii)   Restricted Stock Awards and Restricted Stock Unit Awards.   Subject to adjustment as provided in Section 4.4, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Unit Awards for more than two hundred fifty thousand (250,000) shares.

(iii)   Performance Awards.   Subject to adjustment as provided in Section 4.4, no Employee shall be granted (1) Performance Shares which could result in such Employee receiving more than two hundred fifty thousand (250,000) shares for each full fiscal year of the Company contained in the Performance Period for such Award, or (2) Performance Units which could result in such Employee receiving more than one million five hundred thousand dollars ($1,500,000) for each full fiscal year of the Company contained in the Performance Period for such Award.

(iv)   Cash-Based Awards and Other Stock-Based Awards.   Subject to adjustment as provided in Section 4.4, no Employee shall be granted (1) Cash-Based Awards in any fiscal year of the Company which could result in such Employee receiving more than one million five hundred thousand dollars ($1,500,000) for each full fiscal year of the Company contained in the Performance Period for such Award, or (2) Other Stock-Based Awards in any fiscal year of the Company which could result in such Employee receiving more than two hundred fifty thousand (250,000) shares for each full fiscal year of the Company contained in the Performance Period for such Award.

6.   STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 18 with respect to Section 409A if applicable, and shall comply with and be subject to the following terms and conditions:

6.1   Exercise Price.   The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2   Exercisability and Term of Options.   Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3   Payment of Exercise Price.

(a)   Forms of Consideration Authorized.   Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash or by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by delivery of a properly executed notice electing a Net-Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)   Limitations on Forms of Consideration.

(i)   Tender of Stock.   Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (or such other period, if any, as the Committee may permit) and not used for another Option exercise by attestation during such period, or were not acquired, directly or indirectly, from the Company.

(ii)   Cashless Exercise.   The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

6.4   Effect of Termination of Service.

(a)   Option Exercisability.   Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in the grant of an Option and set forth in the Award Agreement, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(i)   Disability.   If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)   Death.   If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(iii)   Other Termination of Service.   If the Participant’s Service terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)   Extension if Exercise Prevented by Law.   Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 15 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)   Extension if Participant Subject to Section 16(b).   Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.4(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.5   Transferability of Options.   During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.   STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference, including provisions of Section 18 with respect to Section 409A if applicable, and shall comply with and be subject to the following terms and conditions:

7.1   Types of SARs Authorized.   SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2   Exercise Price.   The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3   Exercisability and Term of SARs.

(a)   Tandem SARs.   Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of

Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b)   Freestanding SARs.   Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

7.4   Exercise of SARs.   Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum as soon as practicable following the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee in compliance with Section 409A. Unless otherwise provided in the Award Agreement evidencing a Freestanding SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any Freestanding SAR may provide for deferred payment in a lump sum or in installments in compliance with Section 409A. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5   Deemed Exercise of SARs.   If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6   Effect of Termination of Service.   Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7   Transferability of SARs.   During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

8.   RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1   Types of Restricted Stock Awards Authorized.   Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2   Purchase Price.   The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3   Purchase Period.   A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4   Payment of Purchase Price.   Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash or by check or cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof. The Committee may at any time or from time to time grant Restricted Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration.

8.5   Vesting and Restrictions on Transfer.   Subject to Section 5.3(b), Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the Company’s Insider Trading Policy, then the satisfaction of the Vesting Conditions automatically be deemed to occur on the next day on which the sale of such shares would not violate the Insider Trading Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6   Voting Rights; Dividends and Distributions.   Except as provided in this Section, Section 8.5 and any Award Agreement, during any Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7   Effect of Termination of Service.   Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8   Nontransferability of Restricted Stock Award Rights.   Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.   RESTRICTED STOCK UNIT AWARDS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 18 with respect to Section 409A, if applicable, and shall comply with and be subject to the following terms and conditions:

9.1   Grant of Restricted Stock Unit Awards.   Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2   Purchase Price.   No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3   Vesting.   Subject to Section 5.3(b), Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

9.4   Voting Rights, Dividend Equivalent Rights and Distributions.   Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to the particular shares subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5   Effect of Termination of Service.   Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6   Settlement of Restricted Stock Unit Awards.   The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the

Committee, subject to the provisions of Section 18 with respect to Section 409A, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the settlement of the Award with respect to any shares would otherwise occur on a day on which the sale of such shares would violate the Company’s Insider Trading Policy, then the settlement with respect to such shares shall occur on the next day on which the sale of such shares would not violate the Insider Trading Policy.

9.7   Nontransferability of Restricted Stock Unit Awards.   The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.   PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 18 with respect to Section 409A, if applicable, and shall comply with and be subject to the following terms and conditions:

10.1   Types of Performance Awards Authorized.   Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2   Initial Value of Performance Shares and Performance Units.   Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3   Establishment of Performance Period, Performance Goals and Performance Award Formula.   In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period (subject to Section 5.3(b)), Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4   Measurement of Performance Goals.   Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a)   Performance Measures.   Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

(i)         revenue;

(ii)        sales;

(iii)       expenses;

(iv)       operating income;

(v)         gross margin;

(vi)       operating margin;

(vii)      earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii)     pre-tax profit;

(ix)       net operating income;

(x)         net income;

(xi)       economic value added;

(xii)      free cash flow;

(xiii)     operating cash flow;

(xiv)     stock price;

(xv)       earnings per share;

(xvi)     return on stockholder equity;

(xvii)    return on capital;

(xviii)   return on assets;

(xix)     return on investment;

(xx)       employee satisfaction;

(xxi)     employee retention;

(xxii)    balance of cash, cash equivalents and marketable securities;

(xxiii)   market share;

(xxiv)   customer satisfaction;

(xxv)     product development;

(xxvi)   research and development expenses;

(xxvii)  completion of an identified special project; and

(xxviii) completion of a joint venture or other corporate transaction.

(b)   Performance Targets.   Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5   Settlement of Performance Awards.

(a)   Determination of Final Value.   As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)   Discretionary Adjustment of Award Formula.   In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

(c)   Effect of Leaves of Absence.   Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

(d)   Notice to Participants.   As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e)   Payment in Settlement of Performance Awards.   Subject to the provisions of Section 18 with respect to Section 409A, as soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, and subject to the provisions of Section 18 with respect to Section 409A, the Participant may elect to defer receipt of all or any portion of the payment to be made to Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

(f)   Provisions Applicable to Payment in Shares.   If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6   Voting Rights; Dividend Equivalent Rights and Distributions.   Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to the particular shares subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7   Effect of Termination of Service.   Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a)   Death, Disability or Retirement.   If the Participant’s Service terminates because of the death, Disability or Retirement of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b)   Other Termination of Service.   If the Participant’s Service terminates for any reason except death, Disability or Retirement before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award and provide for payment of such Award or portion thereof on the same basis as if the Participant’s Service had terminated by reason of Retirement.

10.8   Nontransferability of Performance Awards.   Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.   DEFERRED COMPENSATION AWARDS.

11.1   Establishment of Deferred Compensation Award Programs.   This Section 11 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, subject to the provisions of Section 18 with respect to Section 409A, may establish one or more programs pursuant to the Plan under which:

(a)   Elective Cash Compensation Reduction Awards.   Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee and complying with Section 409A, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

(b)   Stock Issuance Deferral Awards.   Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee and complying with Section 409A, to be granted automatically an Award of Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of:

(i)    shares of Stock otherwise issuable to such Participant upon the exercise of an Option;

(ii)   cash or shares of Stock otherwise issuable to such Participant upon the exercise of an SAR; or

(iii)  cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award.

11.2   Terms and Conditions of Deferred Compensation Awards.   Deferred Compensation Awards granted pursuant to this Section 11 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Compensation Award or purported Deferred Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 18 with respect to Section 409A, and, except as provided below, shall comply with and be subject to the terms and conditions of Section 9.

(a)   Voting Rights; Dividend Equivalent Rights and Distributions.   Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock during the period beginning on the date the Stock Units are granted automatically to the Participant and ending on the earlier of the date on which such Stock Units are settled or the date on which they are forfeited. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (A) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Stock Units previously credited to the Participant by (B) the Fair Market Value per share of Stock on such date. Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Stock Units originally subject to the Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award.

(b)   Settlement of Stock Unit Awards.   A Participant electing to receive an Award of Stock Units pursuant to this Section 11 shall specify at the time of such election a settlement date with respect to such Award which complies with Section 409A. The Company shall issue to the Participant on the settlement date elected by the Participant, or as soon thereafter as practicable, a number of whole shares of Stock equal to the number of vested Stock Units subject to the Stock Unit Award. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares.

12.   CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 18 with respect to Section 409A, if applicable, and shall comply with and be subject to the following terms and conditions:

12.1   Grant of Cash-Based Awards.   Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

12.2   Grant of Other Stock-Based Awards.   The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

12.3   Value of Cash-Based and Other Stock-Based Awards.   Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. Subject to Section 5.3(b), the Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

12.4   Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards.   Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the provisions of Section 18 with respect to Code Section 409A.

12.5   Voting Rights; Dividend Equivalent Rights and Distributions.   Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to the particular shares subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalents, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent rights shall not be granted with respect to Cash-Based Awards.

12.6   Effect of Termination of Service.   Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination.

12.7   Nontransferability of Cash-Based Awards and Other Stock-Based Awards.   Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws applicable to such shares of Stock.

13.   STANDARD FORMS OF AWARD AGREEMENT.

13.1   Award Agreements.   Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

13.2    Authority to Vary Terms.    The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

14.   CHANGE IN CONTROL.

14.1   Effect of Change in Control on Options and SARs.   Subject to the provisions of Section 18 with respect to Section 409A if applicable, the Committee may provide for any one or more of the following:

(a)   Accelerated Vesting.   The Committee may, in its sole discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

(b)   Assumption or Substitution.   In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options and stock appreciation rights (as the case may be) for the Acquiror’s stock. Any Options or SARs which are neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall become vested and fully and immediately exercisable and all forfeiture restrictions shall be waived and all such Options and SARs not exercised at the time of the closing of the Change of Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)   Cash-Out.   The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or SAR outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Option or SAR in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under such Option or SAR (the “Spread”). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portion of their canceled Options and SARs as soon as practicable following the date of the Change in Control and in respect of the unvested portion of their canceled Options and SARs in accordance with the vesting schedule applicable to such Awards as in effect prior to the Change in Control.

14.2   Effect of Change in Control on Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards.   Subject to the provisions of Section 18 with respect to Section 409A if applicable, the Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock Award, Restricted Stock Unit Award or Performance Award for, or in the event of a Change in Control may take such actions as it deems appropriate to provide for, the lapsing of the Restriction Period applicable to the shares subject to the Restricted Stock Award (and, in the case of Restricted Stock Units and Performance Awards, acceleration of the vesting and settlement of such Award) upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

14.3   Effect of Change in Control on Deferred Compensation Awards.   Subject to the provisions of Section 18 with respect to Section 409A if applicable, the Committee may, in its discretion, provide in any Award Agreement evidencing a Deferred Compensation Award or, in the event of a Change in control, may take such actions as it deems appropriate to provide that, in the event of a Change in Control, the Stock Units pursuant to such Award shall become vested and shall be settled effective as of the date of the Change in Control to such extent as the Committee shall determine.

14.4   Effect of Change in Control on Cash-Based Awards and Other Stock-Based Awards.   Subject to the provisions of Section 18 with respect to Section 409A if applicable, the Committee may, in its discretion, provide in any Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award for, or in the event of a Change in Control may take such actions as it deems appropriate to provide for, acceleration of the vesting and settlement of such Award upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

15.   COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

16.   TAX WITHHOLDING.

16.1   Tax Withholding in General.   The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2   Withholding in Shares.   The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

17.   AMENDMENT OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Stock may then be listed. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18.   COMPLIANCE WITH SECTION 409A.

18.1   Awards Subject to Section 409A.   The provisions of this Section 18 shall apply to any Award or portion thereof that is or becomes subject to Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. Awards subject to Section 409A include, without limitation:

(a)    Any Nonstatutory Stock Option that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award.

(b)   Each Deferred Compensation Award.

(c)    Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below) or (ii) permits or requires the Participant to elect one or more dates on which the Award will be settled.

Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the date that is two and one-half months from the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the date that is two and one-half months from the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.

18.2   Deferral and/or Distribution Elections.   Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award subject to Section 409A:

(a)    All Elections must be in writing and specify the amount of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.

(b)   All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.

(c)    Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 18.3.

18.3   Subsequent Elections.   Any Award subject to Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:

(a)    No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b)   Each subsequent Election related to a distribution in settlement of an Award not described in Section 18.3(b), 18.4(b), or 18.4(f) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c)    No subsequent Election related to a distribution pursuant to Section 18.4(d) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

18.4   Distributions Pursuant to Deferral Elections.   No distribution in settlement of an Award subject to Section 409A may commence earlier than:

(a)    Separation from service (as determined by the Secretary of the United States Treasury);

(b)   The date the Participant becomes Disabled (as defined below);

(c)    Death;

(d)   A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 18.2 and/or 18.3, as applicable;

(e)    To the extent provided by the Secretary of the U.S. Treasury, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

(f)    The occurrence of an Unforeseeable Emergency (as defined below).

Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined in Section 409A(a)(2)(B)(i)) of the Company, no distribution pursuant to Section 18.4(a) in settlement of an Award subject to Section 409A may be made before the date which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.

18.5   Unforeseeable Emergency.   The Committee shall have the authority to provide in the Award Agreement evidencing any Award subject to Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred.

The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

18.6   Disabled.   The Committee shall have the authority to provide in any Award subject to Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:

(a)    the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(b)   the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.

18.7   Death.   If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.

18.8   No Acceleration of Distributions.   Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan, except as provided by Section 409A and/or the Secretary of the U.S. Treasury.

19.   MISCELLANEOUS PROVISIONS.

19.1   Repurchase Rights.   Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

19.2   Forfeiture Events.

(a)    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b)   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

19.3   Provision of Information.   Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

19.4   Rights as Employee, Consultant or Director.   No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

19.5   Rights as a Stockholder.   A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

19.6   Delivery of Title to Shares.   Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

19.7   Fractional Shares.   The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

19.8   Retirement and Welfare Plans.   Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

19.9   Beneficiary Designation.   Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

19.10   Severability.   If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

19.11   No Constraint on Corporate Action.   Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

19.12   Unfunded Obligation.   Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

19.13   Choice of Law.   Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

20.   NONEMPLOYEE DIRECTOR GRANTS.

20.1   Procedure for Grants.   All grants of Awards to directors who are not also employees of the Company (“Outside Directors”) under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

(a)    No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by options granted to Outside Directors.

(b)   Each Outside Director shall be automatically granted:

(i)    an Option to purchase 10,000 shares of Stock on the date of the first Board meeting on or after the date of the annual meeting of stockholders of each year on which such person remains a Director of the Company;

(ii)   In addition, in the case of a new Outside Director, the initial automatic grant shall be effective upon such Director’s initial election or appointment to the Board, with the number of underlying shares equal to the product of 2,500 multiplied by the number of regularly scheduled Board meetings remaining prior to the next annual meeting of stockholders; and

(iii)  Each Outside Director will automatically be granted a fully vested Option to purchase an additional 2,500 shares on each date the director attends a meeting of a committee of the Board other than on the same day or within one day of a Board meeting.

(c)    The terms of an Option granted under this Section 21 shall be as follows:

(i)    The term of the Option shall be ten (10) years.

(ii)   The Option shall be exercisable only while the Outside Director remains a Director of the Company, except

(A)  Termination of Continuous Status as a Director. In the event a Director’s continuous status as a director terminates (other than upon the Director’s death or total and permanent disability), the Director may exercise his or her Option, but only within 90 days from the date of such termination, and only to the extent that the Director was entitled to exercise it at the date of such termination (but in no event later than the expiration of its 10-year term). To the extent that the Director does not exercise such Option within the time specified herein, the Option shall terminate.

(B)  Disability of Director. In the event Director’s continuous status as a director terminates as a result of total and permanent disability, the Director may exercise his or her Option, but only within six months from the date of such termination, and only to the extent that the Director was entitled to exercise it at the date of such termination (but in no event later than the expiration of its 10-year term). To the extent that the Director does not exercise such Option within the time specified herein, the Option shall terminate.

(C)  Death of Director. In the event of an Director’s death, the Director’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the option, but only within six months following the date of death, and only to the extent that the Director was entitled to exercise it at the date of death (but in no event later than the expiration of its 10-year term). To the extent that the Director’s estate or a person who acquired the right to exercise such Option does not exercise such Option within the time specified herein, the Option shall terminate.

(iii)  The exercise price per share shall be the fair market value per share on the date of grant of the option.

(iv)  Subject to continued status as a Director, the shares subject to an Option granted under this Section shall be subject to a vesting schedule whereby the shares shall be released as follows: 2,500 shares shall vest on each date the director attends a Board meeting in person before the next annual meeting of stockholders.

(d)   In the event that any Option granted hereunder would cause the number of shares subject to outstanding options plus the number of shares previously purchased under Options to exceed the maximum number of shares available for issuance under this Plan, then the remaining shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional shares become available for grant under the Plan through action of the stockholders to increase the number of shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

20.2   No Right to Continue as a Director.   The Plan shall not confer upon any Participant any right with respect to continuation of service as a director or nomination to serve as a director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

20.3   Other Terms.   In all other respects, Options granted under this Section shall be governed by the terms and provisions of the Plan, unless otherwise required to meet the requirements of Rule 16b-3, as amended from time to time.

21.   EXECUTION OF RECEIPTS AND RELEASES.   Any payment of cash or any issuance or transfer of shares of stock to a Participant, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims or such individuals hereunder. The Committee may require any grantee, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

22.   UNFUNDED PLAN.   Insofar as it provides for awards of cash and other stock rights, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, stock, or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, stock, or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board of Directors nor the Committee be deemed to be a trustee of any cash, stock, or rights thereto to be granted under the Plan. Any liability of the Company to any grantee (or his transferee) with respect to a grant of cash, stock, or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board of Directors nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

23.   NO GUARANTEE OF INTERESTS.   Neither the Committee nor the Company guarantees the Stock from loss or depreciation.

TABLE OF CONTENTS

1.	Establishment, Purpose and Term of Plan		A-1
	1.1	Establishment	A-1
	1.2	Purpose	A-1
	1.3	Term of Plan	A-1
2.	Definitions and Construction		A-1
	2.1	Definitions	A-1
	2.2	Construction	A-7
3.	Administration		A-7
	3.1	Administration by the Committee	A-7
	3.2	Authority of Officers	A-7
	3.3	Administration with Respect to Insiders	A-7
	3.4	Committee Complying with Section 162(m)	A-7
	3.5	Powers of the Committee	A-8
	3.6	Intentionally Left Blank	A-9
	3.7	Indemnification	A-9
4.	Shares Subject to Plan		A-9
	4.1	Maximum Number of Shares Issuable	A-9
	4.2	Share Accounting	A-9
	4.3	Adjustment for Certain Unissued Predecessor Plan Shares	A-9
	4.4	Adjustments for Changes in Capital Structure	A-10
5.	Eligibility, Participation and Award Limitations		A-10
	5.1	Persons Eligible for Awards	A-10
	5.2	Participation in Plan	A-10
	5.3	Award Limitations	A-10
6.	Stock Options		A-12
	6.1	Exercise Price	A-12
	6.2	Exercisability and Term of Options	A-12
	6.3	Payment of Exercise Price	A-12
	6.4	Effect of Termination of Service	A-13
	6.5	Transferability of Options	A-14
7.	Stock Appreciation Rights		A-14
	7.1	Types of SARs Authorized	A-14
	7.2	Exercise Price	A-14
	7.3	Exercisability and Term of SARs	A-14
	7.4	Exercise of SARs	A-15
	7.5	Deemed Exercise of SARs	A-15
	7.6	Effect of Termination of Service	A-15
	7.7	Transferability of SARs	A-15

i

8.	Restricted Stock Awards		A-16
	8.1	Types of Restricted Stock Awards Authorized	A-16
	8.2	Purchase Price	A-16
	8.3	Purchase Period	A-16
	8.4	Payment of Purchase Price	A-16
	8.5	Vesting and Restrictions on Transfer	A-16
	8.6	Voting Rights; Dividends and Distributions	A-17
	8.7	Effect of Termination of Service	A-17
	8.8	Nontransferability of Restricted Stock Award Rights	A-17
9.	Restricted Stock Unit Awards		A-17
	9.1	Grant of Restricted Stock Unit Awards	A-17
	9.2	Purchase Price	A-18
	9.3	Vesting	A-18
	9.4	Voting Rights, Dividend Equivalent Rights and Distributions	A-18
	9.5	Effect of Termination of Service	A-18
	9.6	Settlement of Restricted Stock Unit Awards	A-18
	9.7	Nontransferability of Restricted Stock Unit Awards	A-19
10.	Performance Awards		A-19
	10.1	Types of Performance Awards Authorize	A-19
	10.2	Initial Value of Performance Shares and Performance Units	A-19
	10.3	Establishment of Performance Period, Performance Goals and Performance Award Formula	A-20
	10.4	Measurement of Performance Goals	A-20
	10.5	Settlement of Performance Awards	A-21
	10.6	Voting Rights; Dividend Equivalent Rights and Distributions	A-22
	10.7	Effect of Termination of Service	A-23
	10.8	Nontransferability of Performance Awards	A-23
11.	Deferred Compensation Awards		A-23
	11.1	Establishment of Deferred Compensation Award Programs	A-23
	11.2	Terms and Conditions of Deferred Compensation Awards	A-24
12.	Cash-Based Awards and Other Stock-Based Awards		A-25
	12.1	Grant of Cash-Based Awards	A-25
	12.2	Grant of Other Stock-Based Awards	A-25
	12.3	Value of Cash-Based and Other Stock-Based Awards	A-25
	12.4	Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards	A-25
	12.5	Voting Rights; Dividend Equivalent Rights and Distributions	A-25
	12.6	Effect of Termination of Service	A-26
	12.7	Nontransferability of Cash-Based Awards and Other Stock-Based Awards	A-26
13.	Standard Forms of Award Agreement		A-26
	13.1	Award Agreements	A-26
	13.2	Authority to Vary Terms	A-26

ii

14.	Change in Control		A-26
	14.1	Effect of Change in Control on Options and SARs	A-26
	14.2	Effect of Change in Control on Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards	A-27
	14.3	Effect of Change in Control on Deferred Compensation Awards	A-27
	14.4	Effect of Change in Control on Cash-Based Awards and Other Stock-Based Awards	A-27
15.	Compliance with Securities Law		A-28
16.	Tax Withholding		A-28
	16.1	Tax Withholding in General	A-28
	16.2	Withholding in Shares	A-28
17.	Amendment or Termination of Plan		A-28
18.	Compliance with Section 409A		A-29
	18.1	Awards Subject to Section 409A	A-29
	18.2	Deferral and/or Distribution Elections	A-29
	18.3	Subsequent Elections	A-29
	18.4	Distributions Pursuant to Deferral Elections	A-30
	18.5	Unforeseeable Emergency	A-30
	18.6	Disabled	A-31
	18.7	Death	A-31
	18.8	No Acceleration of Distributions	A-31
19.	Miscellaneous Provisions		A-31
	19.1	Repurchase Rights	A-31
	19.2	Forfeiture Events	A-31
	19.3	Provision of Information	A-32
	19.4	Rights as Employee, Consultant or Director	A-32
	19.5	Rights as a Stockholder	A-32
	19.6	Delivery of Title to Shares	A-32
	19.7	Fractional Shares	A-32
	19.8	Retirement and Welfare Plans	A-32
	19.9	Beneficiary Designation	A-32
	19.10	Severability	A-33
	19.11	No Constraint on Corporate Action	A-33
	19.12	Unfunded Obligation	A-33
	19.13	Choice of Law	A-33
20.	Nonemployee Director Grants		A-33
	20.1	Procedure for Grants	A-33
	20.2	No Right to Continue as a Director	A-34
	20.3	Other Terms	A-34
21.	Execution of Receipts and Releases		A-34
22.	Unfunded Plan		A-35
23.	No Guarantee of Interests		A-35

A-33

iii

PROXY

PROXY
VCAMPUS CORPORATION

1850 Centennial Park Drive
Suite 200
Reston, Virginia 20191

SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Narasimhan P. Kannan and Christopher L. Nelson, as proxies, each with full power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock and/or preferred Stock of VCampus Corporation (“VCampus”) held of record by the undersigned on April 5, 2006 at the annual meeting of stockholders of VCampus to be held on May 25, 2006 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY PROXY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VCAMPUS CORPORATION
Wachovia Bank
Shareholder Services Administration
Building 3C3
Charlotte, NC 28288-1153

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of VCampus that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

VCampus Corporation

DETACH HERE

☒ Please mark votes as in this example.

1.	Election of Directors:

Nominees: Narasimhan P. Kannan, Edson D. deCastro, Martin E. Maleska

	FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐	______________________________ For all nominees as noted above ☐

2.	To approve the VCampus Corporation 2006 Equity Incentive Plan;		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve the $2.3 million preferred stock financing completed in December 2005;		FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve the $2.3 million preferred stock financing completed in March 2006; and		FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 36,000,000 shares to 50,000,000 shares		FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	To ratify the appointment of Reznick Group, P.C., Bethesda, Maryland, as our independent registered public accounting firm for the fiscal year ending December 31, 2006;		FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

Mark here if you plan to attend the meeting ☐.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized person.

Signature:	Date:	Signature:	Date: